                                                                  EXECUTION COPY

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                  MASTER LOAN, GUARANTEE AND SECURITY AGREEMENT

                         DATED AS OF SEPTEMBER 29, 2005

                                      AMONG

                  NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP,
                                  as Borrower,

                         NORTHSTAR REALTY FINANCE CORP.,
                                  as Guarantor,

                                NS ADVISORS LLC,
                      as Guarantor and Collateral Manager,

    VARIOUS OTHER ENTITIES LISTED AS GUARANTORS ON THE SIGNATURE PAGE HEREOF,

                                       and

                              BANK OF AMERICA, N.A.
                                    as Lender

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                                     TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----

                                      -i-

                                      -ii-

         11.03      Amendments, etc. with respect to the Guaranteed

         12.10      Loan Agreement Constitutes Security Agreement;

                                     -iii-

SCHEDULES
---------

SCHEDULE 1(a)   Representations and Warranties (Eligible B Notes)
SCHEDULE 1(b)   Representations and Warranties (Eligible CDO Securities)
SCHEDULE 1(c)   Representations and Warranties (Eligible CMBS Securities)
SCHEDULE 1(d)   Representations and Warranties (Eligible Commercial Real Estate
                Properties)
SCHEDULE 1(e)   Representations and Warranties (Eligible Mezzanine Loans)
SCHEDULE 1(f)   CDO Management Contracts
SCHEDULE 1(g)   ALGM Portfolio Properties
SCHEDULE 3(a)   Subsidiaries
SCHEDULE 3(b)   Subsidiary Guarantors
SCHEDULE 6.12   Location of Chief Executive Office
SCHEDULE 7.14   Indebtedness
SCHEDULE 7.15   Liens

EXHIBITS
--------

EXHIBIT A       Form of Promissory Note
EXHIBIT B       Form of Request for Borrowing
EXHIBIT C       Form of Pledge Agreement
EXHIBIT D       Collateral Manager Notice and Agreement
EXHIBIT E       Borrowing Base Certificate
EXHIBIT F       Compliance Certificate
EXHIBIT G       Form of Subordination Agreement
EXHIBIT H       Asset Certificate

ANNEX
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ANNEX I         Form of Guarantee Supplement

                                      -iv-

                  MASTER LOAN, GUARANTEE AND SECURITY AGREEMENT

         MASTER LOAN, GUARANTEE AND SECURITY AGREEMENT (the "Loan Agreement"),
dated as of September 29, 2005, between NORTHSTAR REALTY FINANCE LIMITED
PARTNERSHIP, a Delaware limited partnership (the "Borrower"), NORTHSTAR REALTY
FINANCE CORP., a Maryland corporation ("NRFC"), NS ADVISORS LLC, a Delaware limited liability company ("NSA"), as the collateral manager (in such capacity, the "Collateral Manager"), such other entities listed as guarantors hereunder
(together with NRFC and NSA, collectively, the "Guarantors"), and BANK OF
AMERICA, N.A. (the "Lender").

                                    RECITALS

         The Borrower has requested that the Lender from time to time make revolving loans to it and the Lender is prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

         Section 1. Definitions and Accounting Matters.

         1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "1934 Act" shall mean the Securities and Exchange Act of 1934, as amended.

         "Acceptable Appraisal" shall mean an appraisal approved in writing by the Lender in its discretion prepared by an independent MAI qualified third party appraiser and satisfying either (i) the requirements of the "Uniform
Standards of Professional Appraisal Practice" as adopted by the Appraisal
Standards Board of the Appraisal Foundation, or (ii) the requirements of Title
XI of FIRREA and the regulations promulgated thereunder (as the foregoing is amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time), as in effect on the date of such appraisal.

         "Affiliate" shall mean with respect to any Person, any "affiliate" of such Person, as such term is defined in the Bankruptcy Code.

         "ALGM Portfolio Properties" shall mean the properties listed on
Schedule 1(g) to this Loan Agreement.

         "Allocated Underlying Debt" shall mean, with respect to any Underlying
Asset related to any Eligible Asset, any senior or pari passu Indebtedness secured directly or indirectly by such Underlying Asset, including, without limitation, any preferred equity interest or mezzanine debt that is senior to, or pari passu with, such Eligible Asset in right of payment or lien priority.

         "Applicable Borrowing Base Percentage" shall mean an amount equal to
25% of the Market Value of all Eligible Assets.

         "Applicable Margin" shall mean, with respect to all Loans, (a)
commencing as of the Closing Date until the date an Applicable Margin Increase
Event has occurred, three and one-quarter percent (3.25%), and (b) commencing as of the date an Applicable Margin Increase Event has occurred and so long as an
Applicable Margin Increase Event is continuing, six and one-quarter percent
(6.25%).

         "Applicable Margin Increase Event" shall mean, as of any date of determination, the occurrence and continuance of an Event of Default.

         "Appraised Value" shall mean, with respect to any Eligible Commercial
Real Estate Property or Underlying Asset, the value of such Eligible Commercial
Real Estate Property or Underlying Asset as determined by Acceptable Appraisals dated within the last twelve months.

         "Asset Certificate" shall mean a certificate, substantially in the form of Exhibit H, with appropriate insertions, and executed on behalf of the
Borrower by a Responsible Officer.

         "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

         "BOA Indebtedness" shall mean any indebtedness of the Borrower hereunder and under any other arrangement between the Borrower or an Affiliate of the Borrower on the one hand and the Lender or an Affiliate of the Lender on the other hand.

         "Borrower" shall have the meaning provided in the introductory paragraph hereof.

         "Borrowing Base" shall mean the aggregate Borrowing Base Value of all
Eligible Assets.

         "Borrowing Base Certificate" shall mean a certificate, substantially in the form of Exhibit E, with appropriate insertions, showing the Borrowing Base as of the date set forth therein, and executed on behalf of the Borrower by a
Responsible Officer.

         "Borrowing Base Deficiency" shall have the meaning provided in Section
2.06(a) hereof.

         "Borrowing Base Value" shall mean an amount equal to the product of the
Applicable Borrowing Base Percentage multiplied by the Market Value of the aggregate amount of all Eligible Assets; provided, that the Borrowing Base Value may be adjusted by the Lender, in the Lender's sole discretion.

         "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange or the Federal Reserve Bank
of New York is authorized or obligated by law or executive order to be closed.

         "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a

                                      -2-

capital lease on a balance sheet of such Person under GAAP, and for purposes of this Loan Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Capital Stock" shall mean all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and all similar ownership interests in a Person (other than a corporation), including, without limitation, non-managing member membership interests and limited partnership interests, and any and all warrants or options to purchase any of the foregoing; provided, that Capital Stock shall include any preferred stock or similar preferred ownership interests in a Person (other than a corporation), any managing member or general partnership interests in a Person, or any warrants or options to purchase the same.

         "Cash Equivalents" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $1,000,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within
90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's or (f) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

         "CDO IV Holdings" shall mean NS CDO Holdings IV, LLC, a Delaware limited liability company.

         "CDO Management Contracts" shall mean (a) any CDO management contracts relating to the collateral management by the Collateral Manager of any Eligible
CDO Securities included in the Borrowing Base in effect on the Closing Date and included in Schedule 1(f) and (b) any additional CDO management contracts relating to the collateral management by the Collateral Manager of any Eligible
CDO Securities included in the Borrowing Base in effect on any date after the
Closing Date.

         "Change of Control": the occurrence of any of the following events: (a)
any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act")) that is not as of the date hereof (i) an executive officer of NRFC, (ii) a member of the board of directors of NRFC, or (iii) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of greater than 5% of NRFC's Capital Stock, shall become, or obtain rights (whether by means of warrants, options or

                                      -3-

otherwise) to become, the beneficial owner, directly or indirectly, of 25% or more of the total voting power of all classes of Capital Stock of NRFC entitled to vote generally in the election of directors; (b) NFRC shall cease to own and control, of record and beneficially, directly (i) 51% of the limited partnership interest in the Borrower or (ii) 100% of the general partnership interest in the
Borrower, free and clear of all Liens, or (c) the Borrower shall cease to own and control, of record and beneficially, directly or indirectly, (i) 51% of the outstanding Capital Stock of each of its Subsidiaries which are Subsidiary
Guarantors (other than CDO Holdings IV) or (ii) 100% of any managing member or general partnership interests in (A) CDO Holdings IV and (B) each of its other
Subsidiaries which are Subsidiary Guarantors, free and clear of all Liens.

         "Closing Date" shall mean the date upon which the conditions precedent set forth in Section 5.01 and Section 5.02 of this Loan Agreement shall have been satisfied.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall have the meaning provided in Section 4.01(a) hereof.

         "Collateral Manager" shall mean NSA, as collateral manager of all
Eligible CDO Securities, or any other entity which manages and services any of the Eligible CDO Securities.

         "Collateral Manager Notice and Agreement" shall have the meaning provided in Section 12.14(b) hereof.

         "Compliance Certificate" shall mean a certificate, substantially in the form of Exhibit F, with appropriate insertions, and executed on behalf of the
Borrower by a Responsible Officer.

         "Concentration Limits" shall mean any limitations on asset classes, property types, tenants, geography and other categories related to the Eligible
Assets which may be established by the Lender, from time to time, in its good faith discretion, provided, that such "Concentration Limits" shall not be applied in respect of assets previously included in the Borrowing Base as
Eligible Assets.

         "Confidential Information" shall mean information concerning the
Lender, the Borrower, NSA or NRFC (and any of their respective affiliates) which is non-public, confidential or proprietary in nature and which has been identified as such to (x) the Lender as confidential by or on behalf of the
Borrower, NSA or NRFC and which has been furnished to the Lender by the
Borrower, NSA or NRFC, or (y) the Borrower, NSA or NRFC as confidential by or on behalf of the Lender and which is furnished to the Borrower, NSA or NRFC by the
Lender, in each case in connection with this Agreement or the transactions contemplated hereby (at any time on, before or after the date hereof) and together with all analyses, compilations or other materials prepared by the
Lender, the Borrower, NSA or NRFC or its respective directors, officers, employees, agents, auditors, attorneys, consultants or advisors, as the case may be, which contain or otherwise reflect such information.

         "Contingent Liability" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by

                                      -4-

direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person, including, without limitation, any liabilities or obligations in respect of
"off-balance sheet arrangements" (as defined in the SEC Off-Balance Sheet Rules)
(other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital
Stock of any other Person. The amount of any Person's obligation under any
Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby. As used in this definition, the term "SEC
Off-Balance Sheet Rules" means the Disclosure in Management's Discussion and
Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual
Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International
Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003)
(codified at 17 CFR pts. 228, 229 and 249).

         "Cost" shall have the meaning provided in Section 12.03(a) hereof.

         "Debt Service Coverage Ratio" or "DSCR" shall mean the ratio of Funds
From Operations plus Interest Expense on recourse Indebtedness of NRFC outstanding to Interest Expense on recourse Indebtedness of NRFC outstanding.

         "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

         "Defaulted Underlying Asset" shall mean any Underlying Asset (a) that is ninety (90) days or more delinquent, (b) for which there is a non-monetary default (beyond any applicable notice and cure period) under the related asset documents or (c) as to which the Collateral Manager or any servicer of any
Underlying Asset has declared a default or event of default.

         "Delinquent Underlying Asset" shall mean any Underlying Asset that is thirty (30) or more days, but less than ninety (90) days, delinquent under the related asset documents.

         "Dollars" and "$" shall mean lawful money of the United States of
America.

         "Due Diligence Review" shall have the meaning set forth in Section
12.16.

         "Eligible Asset" shall mean, without duplication, any of the following that is owned by the Borrower, the applicable Guarantor or CDO Holdings IV:

         (a) Eligible CDO Securities;

         (b) Eligible Commercial Real Estate Properties;

         (c) Eligible CMBS Securities;

         (d) Eligible B Notes;

         (e) Eligible Mezzanine Loans; and

                                      -5-

         (f) Eligible Other Investments.

provided, that any Eligible Asset shall be deemed ineligible in the event (u)
only in respect of the eligibility of assets owned by the Borrower, the applicable Guarantor or CDO Holdings IV, any of the events described in clauses
(f) through (h) and (j) of Section 8 shall have occurred with respect to the
Borrower, such Guarantor or CDO Holdings IV, (v) the Borrower, the applicable
Guarantor or CDO Holdings IV does not have valid title to such Eligible Asset or is subject to any adverse claim or Lien, other than Liens permitted pursuant to
Section 7.15(c), (w) the Underlying Asset is a Defaulted Underlying Asset or a
Delinquent Underlying Asset; (x) only in respect of the eligibility of assets not previously included in the Borrowing Base pursuant to Section 2.03(d), there is a breach of any Concentration Limit; (y) only in respect of the eligibility of the applicable ALGM Portfolio Property, the Borrower has failed to deliver an
Acceptable Appraisal in respect of such ALGM Portfolio Property by February 1,
2006, or (z) the Lender has deemed such Eligible Asset to be otherwise ineligible in its good faith discretion; provided, further, that (x) any
Eligible Asset (other than any Eligible Assets included in the Borrowing Base on the Closing Date) shall have been included in the Borrowing Base in accordance with the provisions set forth in Section 2.03(d) and (y) the Borrower shall be deemed to have consented to the inclusion of any Eligible Asset in the Borrowing
Base by identifying such Eligible Asset in the schedule delivered to the Lender pursuant to clause (i) of Section 2.03(d).

         "Eligible Asset Documents" shall mean any and all documents, records, imaged copies, computer data files, agreements, instruments or information relating to the Eligible Assets to the extent available to the Borrower after having made commercially reasonable efforts.

         "Eligible B Notes" means loans which (a) are secured by senior, junior or pari passu participation interests or junior notes in performing commercial mortgage loans secured by first liens in mortgages on multifamily or commercial real estate property (or a participation therein) that are subordinate in right of payment to one or more separate promissory notes secured by a direct or beneficial interest in the same property and (b) satisfy all the representations and warranties contained in Schedule 1(a); provided, that no Eligible B Note with an LTV greater than eighty-five (85%) percent shall be deemed eligible hereunder.

         "Eligible CDO Security" means certificated subordinate classes and residual equity interests in collateralized debt obligations, collateralized loan obligations or collateralized bond obligations (including, without limitation, any synthetic collateralized debt obligations or synthetic collateralized loan obligations) (a) which are backed by Commercial Mortgage
Backed Securities, REIT debt instruments and other commercial real estate debt instruments, (b) which are managed by the Collateral Manager, (c) which satisfy all the representations and warranties contained in Schedule 1(b), (d) as to which a default under the underlying notes or bonds has not occurred and is not continuing with respect to the issuer of such notes or bonds, (e) which is not equity from a CDO transaction where any overcollateralization or interest coverage test is not in compliance, (f) which is not a deferred interest pay-in-kind debt instrument, and (g) which has a net asset liquidation value greater than zero as determined by the Lender in its sole discretion; provided, that the percentage of Eligible CDO Securities constituting certificated subordinate classes and residual equity interests in collateralized debt obligations, collateralized loan

                                      -6-

obligations and collateralized bond obligations which are backed by collateralized debt obligations, collateralized loan obligations or collateralized bond obligations, shall not exceed 10%.

         "Eligible CMBS Securities" means performing fixed or floating rate mortgage-backed pass-through certificates which (a) represent a beneficial ownership interest in one or more first lien commercial mortgage loans secured by a single or multiple Underlying Assets, with a rating of "B-" (or its equivalent) or higher from S&P, Moody's or Fitch and (b) satisfy all the representations and warranties contained in Schedule 1(c).

         "Eligible Commercial Real Estate Properties" means fee or leasehold interests in any retail, office or industrial properties which (a) are subject to one or more leases to a corporate or governmental organization that occupies such commercial property and (b) satisfy all the representations and warranties contained in Schedule 1(d); provided, however, that no Eligible Commercial Real
Estate Properties with an LTV greater than eighty-five percent (85%) shall be deemed eligible hereunder.

         "Eligible Commercial Real Estate Property Indebtedness" shall mean any
Indebtedness (including mezzanine debt or mezzanine debt constituting preferred equity) in respect of an Eligible Commercial Real Estate Property.

         "Eligible Mezzanine Loans" means performing loans that (a) are secured by all or partial direct or indirect ownership interests in a company, partnership or other entity owing, operating or controlling, directly or indirectly, multifamily or commercial properties (or participation interests in such performing loans), and (b) satisfy all the representations and warranties contained in Schedule 1(e); provided, however, that no Eligible Mezzanine Loans shall be deemed eligible if the sum of (i) Eligible Mezzanine Loans and (ii)
Allocated Underlying Debt, has an LTV greater than eighty-five percent (85%).

         "Eligible Other Investments" means any performing real estate structured finance product (including, without limitation, REIT debt securities), which (a) do not otherwise conform to the definition of Eligible
CDO Securities, Eligible Commercial Real Estate Properties, Eligible CMBS
Securities, Eligible B Notes or Eligible Mezzanine Loans and (b) the Lender
deems eligible as an Eligible Asset in its sole discretion.

         "Environmental Laws" shall mean any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c)
of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under

                                      -7-

Section 302(f) of ERISA and Section 412(n) of the Code, described in Section
414(m) or (o) of the Code of which the Borrower is a member.

         "Eurocurrency Liabilities" shall have the meaning specified in
Regulation D of the Board of Governors of the Federal Reserve System, as in
effect from time to time.

         "Eurodollar Base Rate" shall mean the rate per annum calculated as set forth below:

               (i) On each Reset Date, the Eurodollar Base Rate for the next
         Interest Period, unless otherwise requested in accordance with paragraph (ii) below, will be with respect to each day during such
         Interest Period the rate per annum for deposits in Dollars for a one-month period which appears on Telerate Page 3750 (or any successor page) as of 11:00 a.m., London time, on such date;

               (ii) On any Reset Date on which no such rate appears on Telerate
         Page 3750 as described above, the Eurodollar Base Rate for the next
         Interest Period will be determined on the basis of the rate per annum at which deposits in Dollars are offered by the Lender's London branch office at approximately 11:00 a.m., London time, on such date to prime banks in the London interbank market for a one-month period.

All percentages resulting from any calculations or determinations referred to in this definition will be rounded upwards, if necessary, to the nearest multiple of 1/100th of 1% and all Dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

         "Eurodollar Loan" shall mean a Loan the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate" shall mean with respect to each day during each interest period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest
1/100th of one hundredth (.01%):

                              Eurodollar Base Rate
                          -----------------------------
                    1.00 - Eurodollar Rate Reserve Percentage

         "Eurodollar Rate Reserve Percentage" shall mean, for any interest period for all of the Eurodollar Loans comprising part of the same borrowing, the reserve percentage applicable two Business Days before the first day of such interest period under regulations issued from time to time by the Board of
Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined) having a term comparable to such interest period.

                                      -8-

         "Event of Default" shall have the meaning provided in Section 8 hereof.

         "FIRREA" shall mean the Financial Institutions Reform, Recovery and
Enforcement Act of 1989, as amended.

         "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal
Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the confidential letter, dated as of the Closing
Date, by and between the Lender and the Borrower.

         "Fitch" shall mean Fitch Ratings.

         "Funding Date" shall mean the date on which a Loan is made hereunder.

         "Funds From Operations" for any period means the Net Income of NRFC and its Subsidiaries for such period without giving effect to depreciation and amortization uniquely significant to real estate, gains or losses which are classified as "extraordinary" in accordance with GAAP, capital gains or losses on sales of real estate, capital gains or losses with respect to the disposition of investments in marketable securities and any provision/benefit for income taxes for such period, plus (a) the allocable portion, based on NRFC's ownership interest, of funds from operations of unconsolidated joint ventures, and (b) any expense deduction attributable to deferred compensation from NRFC's and its
Subsidiaries' equity programs, in each case all determined on a consistent basis.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Borrower, any of its Subsidiaries or any of its properties.

         "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include (a) endorsements for collection or deposit in the ordinary course of business, (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of any properties, to the extent required by the Lender, (c) non-recourse carve-out and environmental indemnities in respect of any Non-Recourse Indebtedness incurred in connection with commercial real estate properties and (d) Guarantees

                                      -9-

entered into in connection with N-Star Real Estate CDO IV Ltd. The amount of any
Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

         "Guarantor" shall mean NSA, NRFC and each Subsidiary Guarantor party to this Loan Agreement from time to time.

         "Guaranteed Obligations" shall have the meaning set forth in Section
11.01(a) of this Loan Agreement.

         "Hedge Agreement" shall mean any interest rate or currency swap, cap or collar agreement or similar arrangement or foreign exchange contract entered into by any Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "Indebtedness" shall mean, for any Person without duplication: (a)
obligations created, issued or incurred by such Person for borrowed money
(whether by loan, the issuance and sale of debt securities or the sale of
Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money)
arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days after the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such
Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease
Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i)
Indebtedness of general partnerships of which such Person is a general partner
(other than Non-Recourse Indebtedness incurred in connection with any CDO securitization transaction); (j) Hedging Agreements and (k) all Off-Balance
Sheet Obligations of such Person (other than Non-Recourse Indebtedness incurred in connection with any CDO securitization transaction).

         "Indemnified Party" shall have the meaning set forth in Section
12.03(a).

         "Intangible Assets" shall mean the excess of the cost over book value of assets acquired, patents, trademarks, trade names, copyrights, franchises and other intangible assets (excluding in any event the value of any residual securities).

         "Interest Expense" means for any period, total interest expense, both expensed and capitalized, of NRFC and its Subsidiaries for such period with respect to all outstanding

                                      -10-

Indebtedness of NRFC and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under interest rate protection agreements), determined on a consolidated basis in accordance with
GAAP, net of interest income of NRFC and its Subsidiaries for such period
(determined on a consolidated basis in accordance with GAAP).

         "Interest Period" shall mean, with respect to any Loan, (a) initially, the period commencing on the Funding Date to but excluding the first Payment
Date; and (b) thereafter, each period commencing on a Payment Date to but excluding the next Payment Date. Notwithstanding the foregoing, no Interest
Period may end after the Termination Date.

         "Investment" shall mean, relative to any Person, (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person; (b) Contingent Liabilities in favor of any other Person;
and (c) any Capital Stock or other investment held by such Person in any other
Person.

         "Lender" shall have the meaning provided in the introductory paragraph hereto.

         "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

         "Loan" shall have the meaning provided in Section 2.01(a) hereof.

         "Loan Agreement" shall mean this Master Loan, Guarantee and Security
Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Loan Documents" shall mean, collectively, this Loan Agreement, the
Note, the Pledge Agreement, the Compliance Certificate, the Borrowing Base
Certificate, the Asset Certificate, the Fee Letter and each other agreement, certificate, document or instrument delivered in connection with any of the foregoing whether or not specifically mentioned herein or therein in each case as amended, restated, supplemented or otherwise modified and in effect from time to time.

         "Loan-to-Value Ratio" or "LTV" shall mean (a) with respect to Eligible
Commercial Real Estate Properties, the ratio of the then outstanding principal amount of Eligible Commercial Real Estate Property Indebtedness to the lesser of
(i) the then Appraised Value of the Eligible Commercial Real Estate Property, or
(ii) if the Eligible Commercial Real Estate Property was purchased within twelve
(12) months prior to the origination of the Eligible Commercial Real Estate
Property Indebtedness, the purchase price of the Eligible Commercial Real Estate
Property and (b) in respect of Eligible Mezzanine Loans and Eligible B Notes, the ratio of (i) the outstanding principal amount of such Eligible Mezzanine
Loans or Eligible B Notes at such time, plus, the amount of any Allocated
Underlying Debt for such Eligible Mezzanine Loans or Eligible B Notes at such time, to (ii) the Appraised Value of the Underlying Asset(s) as determined by reference to an Acceptable Appraisal, with such Appraised Value being subject to adjustment by the Lender in its good faith discretion.

                                      -11-

         "Market Value" shall mean, as of any date of determination in respect of an Eligible Asset, an amount equal to the sum of (a) the value of any
Eligible Asset as determined by the Lender in its sole discretion, less, (b) any
Indebtedness, in each case as determined by the Lender using methodology and parameters determined in its sole discretion. The Lender shall determine Market
Value not less than once per fiscal quarter.

         "Material Adverse Change" shall mean a material adverse change on (a)
any of the property, business, operations or financial condition of NRFC, the
Borrower or the NorthStar Parties taken as a whole, (b) the ability of any
NorthStar Party to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan
Documents, (d) the rights and remedies of the Lender under any of the Loan
Documents, (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or (f) the Collateral taken as a whole.

         "Maximum Credit" shall mean $50,000,000.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been or are required to be made by the Borrower or any ERISA Affiliate and that is covered by Title IV of
ERISA.

         "Net Cash Proceeds" shall have the meaning set forth in Section 2.06(c)
of this Loan Agreement.

         "Net Income" shall mean, for any period, the consolidated net income of
NRFC and its Subsidiaries for such period as determined in accordance with GAAP
(not inclusive of any "Minority Interests" identified as a line item on any financial statements delivered pursuant to Section 7.01 and reported to the SEC from to time).

         "Net Worth" means the amount which would be included under stockholders' equity on a consolidated balance sheet of NRFC and its
Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "New Asset" shall mean any asset that the Borrower proposes to be included as an Eligible Asset in the Borrowing Base.

         "New Asset Materials" shall mean (each only to the extent available to the Borrower after using commercially reasonable efforts (except where indicated
as being "in the Borrower's possession")) with respect to the proposed inclusion of any New Assets in the Borrowing Base, the credit approval memo, including (x)
a summary of the key terms of the underlying intercreditor agreements, participation agreements, credit agreements, mortgage loan documents or, as applicable, Ground Leases in respect of each Eligible Commercial Real Estate
Property, in each case relating to such New Asset (provided, that the Lender acknowledges and agrees that each such summary shall be used solely for the
Lender's ease of reference in the Lender's own independent review of the underlying loan documentation), and (y) a summary of the potential transaction benefits and all material underwriting risks, all underwriting issues and

                                      -12-

all other characteristics of the proposed transaction that a reasonable lender would consider material, together with the following information:

         With respect to each Eligible Mezzanine Loan or Eligible B Note:

         (a) an Acceptable Appraisal, or, if unavailable, a draft appraisal;

         (b) the Eligible Asset Documents;

         (c) current rent roll, if applicable;

         (d) financial statements of the related property-owning entity, certified by such entity, for the past two (2) years and separate financial or other reporting statements with respect to each property owned by such entity and relating to such Eligible Mezzanine Loan or Eligible B Note, to the extent prepared by such entity;

         (e) trailing 12-month unaudited income statement of the related property-owning entity and income statements with respect to each property owned by such entity and relating to such Eligible Mezzanine Loan or
     Eligible B Note, to the extent prepared by such entity;

         (f) pro-forma cash flow, plus historical information;

         (g) current operating budget of the related property-owning entity and a separate operating budget with respect to each property owned by such entity and relating to such Eligible Mezzanine Loan or Eligible B Note;

         (h) description of the Underlying Asset and the ownership structure of the borrower and the issuer (including, without limitation, the board of directors, if applicable) and financial statements of the borrower and the issuer;

         (i) indicative debt service coverage ratios;

         (j) indicative loan-to-value ratio;

         (k) term sheet outlining the transaction generally;

         (l) the Borrower's relationship with the mortgagor, if any;

         (m) confirmation that such Eligible Mezzanine Loan or Eligible B Note has been approved by the Borrower's credit committee, to the extent applicable;

         (n) a "Phase 1" (and, if necessary, "Phase 2") environmental report, an asbestos survey, if applicable, and an engineering report regarding the
     Underlying Asset, each in form reasonably satisfactory to the Lender, by an engineer or environmental consultant reasonably approved by the Lender; and

                                      -13-

         (o) such other information or other deliverables as may be reasonably requested by the Lender in respect of a particular Eligible Mezzanine Loan or Eligible B Note.

         With respect to each Eligible Commercial Real Estate Property:

         (a) an Acceptable Appraisal, or, if unavailable, a draft appraisal;

         (b) the Eligible Asset Documents;

         (c) current rent roll, if applicable;

         (d) financial statements of the related property-owning entity, certified by such entity, for the past two (2) years or Eligible Commercial
     Real Estate Property, to the extent prepared by such entity;

         (e) trailing 12-month unaudited income statement of the related property-owning entity and income statements with respect to each property owned by such entity and relating to such Eligible Commercial Real Estate
     Property, to the extent prepared by such entity;

         (f) pro-forma cash flow, plus historical information;

         (g) current operating budget of the related property-owning entity and a separate operating budget with respect to each property owned by such entity and relating to such Eligible Commercial Real Estate Property;

         (h) description of the Underlying Asset and the ownership structure of the wholly owned owner;

         (i) indicative debt service coverage ratios;

         (j) indicative loan-to-value ratio;

         (k) term sheet outlining the transaction generally;

         (l) confirmation that such Eligible Commercial Real Estate Property has been approved by the Borrower's credit committee, to the extent applicable and only if the Eligible Commercial Real Estate Property was acquired after
     October 29, 2004;

         (m) a "Phase 1" (and, if necessary, "Phase 2") environmental report, an asbestos survey, if applicable, and an engineering report regarding the
     Underlying Asset, each in form reasonably satisfactory to the Lender, by an engineer or environmental consultant reasonably approved by the Lender; and

         (n) such other information or other deliverables as may be reasonably requested by the Lender in respect of a particular Eligible Commercial Real
     Estate Property.

                                      -14-

         With respect to each Eligible CMBS Security:

         (a) collateral summary books for the twenty (20) largest loans (and any other specific loans requested by the Lender) which include, to the extent provided to the Borrower, the following:

               (i) an asset summary providing loan detail and a collateral asset description;

               (ii) map and photo;

               (iii) rent roll;

               (iv) operating information; and

               (v) summary information with respect to the appraisal,
         environmental report and engineering summary (all of which may be included in the asset summary);

         (b) In respect of any Eligible CMBS Security rated below "investment grade", Borrower's underwriting materials and analysis, which includes the executive summary, all loss scenarios and the asset summaries prepared by the Borrower for the twenty (20) largest loans;

         (c) materials furnished to S&P, Moody's or Fitch in connection with the issuance of such Eligible CMBS Security, to the extent in the Borrower's possession;

         (d) securitization documents;

         (e) monthly trustee reports to security-holders for the most recent period in the Borrower's possession;

         (f) quarterly trustee reports to security-holders for the most recent period in the Borrower's possession;

         (g) special servicing or other reports, if any, delivered with respect to the Eligible CMBS Security in the Borrower's possession;

         (h) a copy of the executed trade ticket (including evidence of the dollar price paid by the Borrower and purchase spread over treasuries or other relevant benchmark for such Eligible CMBS Security) and any adjustments to the purchase price not reflected in such trade ticket;

         (i) such other information or other deliverables as may be reasonably requested by the Lender in respect of a particular Eligible CMBS Security.

         (j) monthly trustee reports to security-holders for the most recent period, to the extent in the Borrower's possession; and

                                      -15-

         (k) quarterly trustee reports to security-holders for the most recent period, to the extent in the Borrower's possession.

         With respect to each Eligible CDO Security:

         (a) final "black" offering circular for each Eligible CDO Security;

         (b) closing binder for each Eligible CDO Security, substantially in the form of the closing binders for N-STAR REAL ESTATE CDO I Ltd., N-STAR REAL
     ESTATE CDO II Ltd., N-STAR REAL ESTATE CDO III Ltd., and N-STAR REAL ESTATE
     CDO IV Ltd., previously provided to the Lender;

         (c) monthly trustee reports to security-holders for the most recent period to the extent in the Borrower's possession; provided, that the
     Borrower is only required to deliver such report in respect of Eligible CDO
     Securities issued three (3) months or more prior to the Borrower's receipt of such monthly trustee report; and

         (d) quarterly trustee reports to security-holders for the most recent period, to the extent in the Borrower's possession; provided, that the
     Borrower is only required to deliver such report in respect of Eligible CDO
     Securities issued three (3) months or more prior to the Borrower's receipt of such quarterly trustee report.

         "Non-Recourse Indebtedness" shall mean, with respect to any Person,
Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other customary exceptions to non-recourse provisions) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

         "Non-Usage Fee" shall have the meaning set forth in Section 3.06.

         "NorthStar Parties" shall mean, collectively, the Borrower, each of the
Guarantors and CDO Holdings IV.

         "Note" shall mean the promissory note referred to in Section 2.02(a)
hereof for Loans and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

         "Obligations" shall mean the unpaid principal amount of, and interest
(including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the
Loans, and all other obligations and liabilities of the Borrower and the
Guarantors to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of, or in connection with this Loan Agreement, the Notes, the Fee
Letter, any other Loan Documents, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses
(including, without limitation, all

                                      -16-

fees and disbursements of counsel to the Lender that are required to be paid pursuant to the terms of the Loan Documents) or otherwise.

         "Obligor" shall mean, as the context may require, the Borrower and each
Guarantor and each other Person (other than the Lender) obligated under any Loan
Document.

         "Off-Balance Sheet Obligations" shall mean, with respect to any Person and its consolidated Subsidiaries determined on a consolidated basis as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP: (a) the monetary obligations under any financing lease or so-called "synthetic", tax retention or off-balance sheet lease transaction which, upon the application of any insolvency laws to such Person or any of its consolidated Subsidiaries, would be characterized as indebtedness; (b) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its consolidated Subsidiaries; or (c) any other monetary obligation arising with respect to any other transaction which (i) is characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its consolidated Subsidiaries (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

         "Payment Date" shall mean the tenth calendar day of each calendar month, commencing with the first such date after the related Funding Date.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

         "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and covered by Title IV of
ERISA, other than a Multiemployer Plan.

         "Pledge Agreement" shall mean the Pledge Agreement to be executed and delivered by NFRC Sub-Reit Corp. to the Lender, substantially in the form of
Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

         "Prescribed Laws" shall mean, collectively, (a) the Uniting and
Strengthening America by Providing Appropriate Tools Required to Intercept and
Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b)
Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who
Commit, Threaten to Commit, or Support Terrorism, (c) the International
Emergency Economic Power Act, 50 U.S.C. ss.1701 et. seq. and (d) all other
Requirements of Law relating to money laundering or terrorism.

                                      -17-

         "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Regulations A, U, X and Y" shall mean Regulations A, U, X and Y of the
Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "REIT" shall mean a Person qualifying for treatment as a "real estate investment trust" under the Code.

         "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

         "Request for Borrowing" shall have the meaning provided in Section
2.03(a) hereof.

         "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such
Person, and any law (including, without duplication, Prescribed Laws), treaty, rule or regulation or determination of an arbitrator or a court or other
Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reset Date" shall mean each Payment Date for the payment of interest.

         "Responsible Officer" shall mean, as to any Person, the chief executive officer, the chief financial officer, the President, the Vice President, the
Secretary or the Treasurer or any other duly appointed officer of such Person customarily performing functions similar to those performed by any of the foregoing officers of such Person.

         "SEC" shall mean the Securities and Exchange Commission.

         "S&P" shall mean Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

         "Single Employer Plan" shall mean as to any Person any Plan of such
Person which is not a Multiemployer Plan.

         "Subordination Agreement" shall mean a Subordination Agreement substantially in the form of Exhibit G and executed on behalf of the Borrower by a Responsible Officer.

         "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof Voting Power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have Voting Power by reason of

                                      -18-

the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such
Person and one or more Subsidiaries of such Person; provided that, any issuer of certificated subordinate classes and residual equity interests in collateralized debt obligations, collateralized loan obligations or collateralized bond obligations (including, without limitation, any synthetic collateralized debt obligations or synthetic collateralized loan obligations) shall not be deemed a
"Subsidiary" hereunder.

         "Subsidiary Guarantor" shall mean each Subsidiary of Borrower (other than CDO IV Holdings), NSA or NRFC (a) whose assets are included in the
Borrowing Base and (b) which has become a Guarantor hereunder pursuant to
Section 7.09.

         "Tangible Net Worth" means, as of a particular date, (i) all amounts that would be included under stockholder's equity on a balance sheet of NRFC and its consolidated Subsidiaries (including any minority interest of NorthStar
Realty Finance L.P.) at such date, determined in accordance with GAAP, less (ii)
intangible assets of NRFC and its consolidated Subsidiaries.

         "Tangible Net Worth Ratio" shall have the meaning provided in Section
7.19.

         "Termination Date" shall mean September 27, 2006, or such other date on which this Loan Agreement shall be extended or terminate in accordance with
Section 2.07 or such other date as otherwise provided in this Loan Agreement.

         "Termination Date Extension" shall have the meaning provided in Section
2.07.

         "Total Indebtedness" shall mean, for any period, the aggregate
Indebtedness (excepting any Non-Recourse Indebtedness) of NRFC during such period.

         "Underlying Assets" shall mean the income-producing commercial real estate or other assets which directly or indirectly secures such Eligible Asset or to which such Eligible Asset is otherwise related.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest or the renewal or enforcement thereof in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the
Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

         "Voting Power" of any Voting Stock means the number of votes such
Voting Stock are entitled to cast for directors of the Borrower at any meeting of stockholders of the Borrower.

                                      -19-

         "Voting Stock" means all securities issued by the Borrower having the ordinary power to vote in the election of directors of the Borrower, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

         1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

         Section 2. Loans, Note and Prepayments.

         2.01 Loans.

         (a) Subject to the fulfillment of the conditions precedent set forth in
Sections 5.01 and 5.02 hereof, and provided that no Default shall have occurred and be continuing hereunder, the Lender agrees from time to time to make, on the terms and subject to the conditions of this Loan Agreement, loans (individually, a "Loan" and, collectively, the "Loans") to the Borrower in Dollars, from and including the Closing Date to and including the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) the Maximum Credit or (ii) the Borrowing Base as in effect from time to time.

         (b) Subject to the terms and conditions of this Loan Agreement, during such period the Borrower may (i) borrow, (ii) repay the Loan, in full or in part, without penalty, and (iii) reborrow hereunder; provided that, notwithstanding the foregoing, the Lender shall have no obligation to make Loans to the Borrower in excess of the then current Maximum Credit and, in the event the obligation of the Lender to make Loans to the Borrower is terminated as permitted hereunder, the Lender shall have no further obligation to make additional Loans hereunder.

         2.02 Notes.

         (a) The Loans made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto
(the "Note"), dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Maximum Credit as originally in effect and otherwise duly completed. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

         (b) The date, amount and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the
Note, endorsed by the Lender on the schedule attached to the Note or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Loans.

         2.03 Procedure for Borrowing.

                                      -20-

         (a) The Borrower may request a borrowing hereunder, on any Business Day during the period from and including the Closing Date to and including the
Termination Date, by delivering to the Lender a written request for borrowing, substantially in the form of Exhibit B attached hereto (a "Request for
Borrowing"), which request must be received by the Lender prior to 11:00 a.m.,
New York City time, two (2) Business Day prior to the requested Funding Date.
Such request for borrowing shall (i) attach a schedule identifying the Eligible
Assets that the Borrower proposes to be included in the Borrowing Base in connection with such borrowing, (ii) specify the requested Funding Date and the amount requested to be borrowed, (iii) include a Borrowing Base Certificate, and
(iv) attach an officer's certificate signed by a Responsible Officer of the
Borrower as required by Section 5.02(b) hereof.

         (b) Upon the Borrower's request for a borrowing pursuant to Section
2.03(a), the Lender shall, upon satisfaction of all applicable conditions precedent set forth in Section 5.01 and 5.02 hereof and provided that no Default shall have occurred and be continuing, make a Loan to the Borrower, in the amount so requested.

         (c) Subject to Section 5 hereof, such borrowing will then be made available to the Borrower by the Lender transferring, via wire transfer, to the following account of the Borrower: Bank of America, N.A. for the A/C of
375-655-6782, ABA# 111-000-012, Attn: Mark Chertok, CFO, in the aggregate amount of such borrowing in funds immediately available to the Borrower.

         (d) (i) The Borrower may, from time to time, submit to the Lender a request to include New Assets into the Borrowing Base and, in support thereof, submit New Asset Materials for the Lender's review and approval with respect to such New Asset.

         (ii) Upon the Lender's receipt of all of the New Asset Materials, the
     Lender shall, within ten (10) Business Days, either (i) notify the Borrower of the Market Value for the New Asset and include the New Asset in the
     Borrowing Base or (ii) deny, in the Lender's sole discretion, the
     Borrower's request for inclusion of the New Asset in the Borrowing Base.
     The Lender's failure to respond to the Borrower within ten (10) Business
     Days shall be deemed to be a denial of the Borrower's request for inclusion of the New Asset.

         2.04 Limitation on Types of Loans; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar
Rate:

         (a) the Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Loans as provided herein; or

         (b) the Lender determines, which determination shall be conclusive, that the relevant rate of interest referred to in the definition of "Eurodollar
Rate" in Section 1.01 hereof upon the basis of which the rate of interest for
Loans is to be determined is not likely adequately to cover the cost to the
Lender of making or maintaining Loans; or

                                      -21-

         (c) it becomes unlawful for the Lender to honor its obligation to make or maintain Loans hereunder using a Eurodollar Rate;

then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to make additional Loans, and the Borrower shall, either prepay all such Loans as may be outstanding (without additional cost or penalty but subject to Section
3.04) and this Agreement shall terminate, or pay interest on such Loans at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin.

         2.05 Repayment of Loans; Interest.

         (a) The Borrower hereby promises to repay in full in cash the then aggregate outstanding principal amount of the Loans on the Termination Date.

         (b) The Borrower hereby promises to pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin stated in clause (a) of the definition of "Applicable Margin"; provided, that in no event shall such rate per annum exceed the maximum rate permitted by law.
Notwithstanding the foregoing, upon the occurrence and during the continuance of an Applicable Margin Increase Event, the Borrower hereby promises to pay to the
Lender interest at a rate per annum equal to the Eurodollar Rate plus the
Applicable Margin stated in clause (b) of the definition of "Applicable Margin"
on any principal of any Loan and on any other amount payable by the Borrower hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable on the
Payment Date and on the Termination Date; provided, that, the Lender may, in its sole discretion, require accrued interest to be paid simultaneously with any prepayment of principal made by the Borrower on account of any of the Loans outstanding. Interest payable at the rate per annum equal to the Eurodollar Rate plus the Applicable Margin stated in clause (b) of the definition of "Applicable
Margin" shall accrue daily and shall be payable upon such accrual. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Borrower.

         2.06 Prepayments.

         (a) If at any time the aggregate outstanding principal amount of Loans exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as determined in the
Lender's sole discretion and notified to the Borrower on any Business Day, the
Borrower shall no later than two (2) Business Days after receipt of such notice, prepay the Loans in part or in whole to the Lender, such that after giving effect to such prepayment, the aggregate outstanding principal amount of the
Loans does not exceed the Borrowing Base.

         (b) If at any time the aggregate outstanding principal amount of Loans exceeds the Maximum Credit then in effect, the Borrower shall at such time prepay the Loans

                                      -22-

such that, after giving effect to such prepayment, the aggregate outstanding principal amount of the Loans does not exceed the Maximum Credit then in effect.

         (c) If at any time the Borrower or NRFC shall receive any net cash proceeds (after giving effect to any deductions for customary commissions, fees and expenses) from any sale or issuance of Capital Stock (the "Net Cash
Proceeds"), then (i) in the event the aggregate outstanding principal balance is less than, or equal to, $25,000,000, the Borrower shall apply such Net Cash
Proceeds in full to the prepayment of such balance; and (ii) in the event the aggregate outstanding principal balance is greater than $25,000,000, the
Borrower shall apply such Net Cash Proceeds (A) to the payment of the first
$25,000,000 of the balance of the Loan and (B) to the extent of any remaining
Net Cash Proceeds, 50% of such Net Cash Proceeds to the prepayment of any amount in excess of $25,000,000.

         (d) The Borrower may, at any time and from time to time, prepay the
Loans, in whole or in part, without premium or penalty, upon notice to the
Lender prior to 12:00 noon, New York City time, at least two (2) Business Days prior thereto, specifying the date and amount of prepayment. If any such notice is given, unless the same may be revoked by Borrower prior to 11:00 a.m. on the date of prepayment, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to
Section 3.04 of this Loan Agreement. Partial prepayments pursuant to this
Section shall be a minimum amount, equal to the lesser of (x) $250,000 and (y)
the then outstanding principal balance of the Loans.

         2.07 Extension of Termination Date.

         At the written request of the Borrower made in no event earlier than sixty (60) days prior to the then current Termination Date, the Lender may in its sole discretion extend the Termination Date (each, a "Termination Date
Extension") for a period of 364 days by giving written notice of such extension to the Borrower prior to the then current Termination Date; provided, that (a)
the Borrower may request no more than two (2) Termination Date Extensions, (b)
at the time the Lender agrees to such extension and on the effective date of such Termination Date Extension, no Event of Default or Material Adverse Change
has occurred and is continuing, and (c) on or prior to the effective date of such Termination Date Extension, the Lender shall have received from the
Borrower any applicable fees payable pursuant to the Fee Letter. Any failure by the Lender to deliver such notice of extension shall be deemed to be the
Lender's determination not to extend the then current Termination Date.

         2.08 Repayment of Outstanding Loans after Termination Date.

         Effective as of the Termination Date, no further borrowings may be made by the Borrower under this Loan Agreement and the unpaid principal amount of all
Loans then outstanding shall be due and payable (a) in the event the Lender has declined a Termination Date Extension pursuant to Section 2.07, in equal quarterly payments of principal and interest over the twelve (12) months following the Termination Date (together with any applicable fees payable pursuant to the Fee Letter) and (b) in any other event, in full on such
Termination Date.

         Section 3. Payments, Computations etc.

                                      -23-

         3.01 Payments.

         (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan
Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by the Lender: Account No. 1292000883, for the account of Lender, Bank of America, N.A., ABA No. 111000012, Attn: Jacqueline R.
Jones, Ref: NorthStar Realty Finance LP, not later than 1:00 p.m., New York City time, on the Payment Date or such other date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). The Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

         (b) Except to the extent otherwise expressly provided herein, if the
Payment Date or other due date of any payment under this Loan Agreement or the
Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

         3.02 Computations. Interest on the Loans shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

         3.03 Requirements of Law.

         (a) If the introduction or adoption of or any change (other than any change by way of the imposition of or increase in reserve requirements included in the Eurodollar Rate Reserve Percentage) in any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

         (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Loan Agreement, the Note or any Loan made by it (excluding taxes on the Lender's net income or franchise taxes) or change the basis of taxation of payments to the Lender in respect thereof;

         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory Loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, Loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

         (iii) shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, participating in, continuing or maintaining any Loan

                                      -24-

or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable.

         (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law applicable to the Lender (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the
Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any
Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the
Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall promptly pay to the
Lender such additional amount or amounts as will compensate the Lender for such reduction; provided that such additional amount shall only be payable if the
Lender requires other similarly situated borrowers to pay this additional amount.

         (c) If the Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error. The Borrower shall have the right to terminate this Loan Agreement upon payment of all Obligations
(including all additional amounts payable pursuant to Section 3.03(b)).

         3.04 Indemnity. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any actual loss or expense which the Lender may sustain or incur as a consequence of the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. This covenant shall survive the termination of this Loan Agreement and the payment of
Loans and all other amounts payable hereunder.

         3.05 Non-Usage Fee. The Borrower agrees to pay to the Lender a non-usage fee (the "Non-Usage Fee") from and including the Closing Date to the
Termination Date, computed at the rate of 0.50% per annum on the average daily amount of the unutilized portion of the Maximum Credit during the period for which payment is made, in each case payable quarterly in arrears on the first
Payment Date following the expiration of each successive three-month period following the Closing Date and on the Termination Date, such payment to be made in Dollars and in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the account set forth in Section 3.01(a) of this
Loan Agreement.

         Section 4. NSA Collateral Security.

         4.01 Collateral; Security Interest. NSA grants to the Lender a security interest in all of NSA's right, title and interest, whether now owned or hereafter acquired (a) in each CDO Management Contract and (b) all payments on or under and all Proceeds of every kind and

                                      -25-

nature whatsoever in respect of any or all of the foregoing (collectively, the
"Collateral"); provided, that, notwithstanding anything herein to the contrary, in no event shall Collateral include (x) any lease, license, contract, property rights or agreement to which NSA is a party or any of its rights or interests thereunder if and for so long as any applicable law prohibits the creating of a security interest thereon or the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of NSA therein or (ii) in a breach of termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the
UCC in effect in the state of New York (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity).

         4.02 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, NSA will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, authorizing Lender to file any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. NSA also hereby authorizes the Lender to file any such financing or continuation statement without the signature of NSA to the extent permitted by applicable law.

         4.03 Changes in Locations, Name, etc. NSA shall not (i) change the location of its chief executive office/chief place of business from that specified in Section 12 hereof, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given the Lender at least 30 days prior written notice thereof and shall have delivered to the
Lender all Uniform Commercial Code financing statements and amendments thereto as the Lender shall reasonably request and taken all other actions deemed reasonably necessary by the Lender to continue its perfected status in the
Collateral with the same or better priority. NSA's organizational identification number is 3579104; the NSA's federal tax identification number is 02-0648598.
NSA shall promptly notify the Lender of any change in such organizational or federal tax identification number.

         4.04 Lender's Appointment as Attorney-in-Fact.

         (a) NSA hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of NSA and in the name of NSA or in its own name, from time to time following the occurrence and during the continuance of an Event of Default to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, NSA hereby gives the Lender the power and right, on behalf of NSA, without assent by, but with notice to, NSA, if an Event of Default shall have occurred and be continuing, to do the following:

                                      -26-

         (i) in the name of NSA or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any payable on or on account of any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due with respect to any other Collateral whenever payable;

         (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

         (iii) (A) to direct any party liable for any payment under any
     Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against NSA with respect to any
     Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and
     (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and NSA's expense, at any time, and from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as NSA might do.

         NSA hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the later to occur of (A) the
Obligations shall have been irrevocably paid in full or (B) the Termination Date shall have occurred.

         (b) NSA also authorizes the Lender, at any time and from time to time, to execute, in connection with any sale provided for in Section 4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to file any initial financing statements amendments thereto and continuation statements with or without the signature of the Borrower as authorized by applicable law, as applicable, to all or any part of the Collateral and to file any initial financing statements, amendments thereto and continuation statements with or without the signature of NSA as authorized by applicable law, as applicable, to all or any part of the
Collateral.

         (c) The powers conferred on the Lender are solely to protect the
Lender's interests in the Collateral and shall not impose any duty upon the
Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of

                                      -27-

the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to NSA for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

         4.05 Performance by Lender of Borrower's Obligations. If the Borrower
fails to perform or comply with any of its agreements contained in the Loan
Documents after notice to the Borrower and expiration of all applicable cure periods and the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the actual out-of-pocket expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the
Eurodollar Rate plus the Applicable Margin stated in clause (b) of the definition of "Applicable Margin", shall be payable by the Borrower to the
Lender upon ten (10) days notice that such amounts are due and payable, unless an Event of Default shall have occurred and is continuing, in which case such amounts shall be due and payable on demand and, in either case, shall constitute
Obligations.

         4.06 Proceeds. If an Event of Default shall occur and be continuing,
(a) all proceeds of Collateral received by NSA consisting of cash, checks and other near-cash items shall be held by NSA in trust for the Lender, segregated from other funds of NSA, and shall forthwith be turned over by NSA to the
Lender, and (b) any and all such Collateral proceeds received by the Lender shall promptly following Lender's receipt thereof, be applied to repayment in full (or to the fullest extent possible) first of all outstanding Indebtedness of the Borrower to the Lender hereunder that has suffered an Event of Default
(including all principal, interest, penalties and other amounts due thereon in accordance with the terms thereof) and then of outstanding Indebtedness of the
Borrower to the Lender hereunder that has by its terms matured at such time. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

         4.07 Remedies. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon NSA or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in NSA, which right or equity is hereby waived or released. NSA further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the
Lender shall reasonably select, whether NSA's premises or

                                      -28-

elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including without limitation attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including without limitation Sections 9-608(a) and 9-615(a) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to
NSA. To the extent permitted by applicable law, NSA waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the
Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender.
If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower and NSA shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

         4.08 Limitation on Duties Regarding Preservation of Collateral. The
Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform
Commercial Code or otherwise, shall be to deal with it in the same manner as the
Lender deals with similar property for its own account. Subject to the immediately preceding sentence, neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of NSA or otherwise.

         4.09 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable until the later to occur of (a) the Obligations shall have been irrevocably paid in full or (b)
the Termination Date shall have occurred, and are powers coupled with an interest.

         4.10 Release of Security Interest. Upon termination of this Loan
Agreement and repayment to the Lender of all Obligations and the performance of all obligations under the Loan Documents, the Lender shall release its security interest in any remaining Collateral.

         4.11 Transfers and Other Liens. NSA will not:

         (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral; or

         (b) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral (other than the security interests created under this Loan Agreement and the Pledge Agreement).

         Section 5. Conditions Precedent.

                                      -29-

         5.01 Initial Loan. The obligation of the Lender to make its initial
Loan hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the condition precedent that the
Lender shall have received all of the following documents, each of which shall be satisfactory to the Lender and its counsel in form and substance in its sole discretion:

         (a) Loan Documents.

         (i) Loan Agreement. This Loan Agreement, duly executed and delivered by the Borrower and the Guarantors;

         (ii) Note. The Note, duly executed and delivered by the Borrower;

         (iii) Pledge Agreement. A Pledge Agreement, duly executed by the parties thereto; and

         (iv) Fee Letter. A Fee Letter, duly executed by the parties thereto.

         (b) Secretary's Certificates. A certificate of the Borrower and each
Guarantor, dated the Closing Date, with appropriate insertions and attachments, satisfactory in form and substance to the Lender, executed by the applicable
Responsible Officer.

         (c) Borrowing Base Certificate. A Borrowing Base Certificate showing the Borrowing Base as of the Closing Date, with appropriate insertions and dated the Closing Date, satisfactory in form and substance to the Lender, executed by the applicable Responsible Officer.

         (d) Compliance Certificate. A Compliance Certificate, satisfactory in form and substance to the Lender, executed by the applicable Responsible
Officer.

         (e) Asset Certificate. An Asset Certificate, satisfactory in form and substance to the Lender, executed by the applicable Responsible Officer.

         (f) Corporate Proceedings of the Loan Parties. A copy of the resolutions, in form and substance satisfactory to the Lender, of the Board of
Directors (or other correlative body) of the Borrower and each Guarantor authorizing (i) the execution, delivery and performance of this Loan Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to this Loan Agreement and the Pledge Agreement, certified by the
Secretary or an Assistant Secretary of the Borrower and such Guarantor as of the
Closing Date, which certification shall be in form and substance satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (g) Incumbency Certificates. A certificate of the Borrower and each
Guarantor, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower and such Guarantor executing any Loan Document, shall be satisfactory in form and substance to the Lender, and shall be executed by a
Responsible Officer.

                                      -30-

         (h) Corporate Documents. True and complete copies of the certificate of incorporation or formation, as applicable, and operating agreement or by laws, as applicable, of the Borrower, each Guarantor and CDO Holdings IV, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower, such Guarantor and CDO Holdings IV.

         (i) Good Standing Certificates. Certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Borrower and each Guarantor (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person.

         (j) Fees. The fees to be received on the Closing Date pursuant to the
Fee Letter and this Loan Agreement (including the fees, costs and expenses of
Lender's counsel).

         (k) Pledged Stock; Stock Powers; Pledged Interests; Pledged Notes;
Pledged Chattel Paper. The certificates representing the shares or other equity interests pledged pursuant to the Pledge Agreement, if any, together with an undated stock power for each such stock certificate executed in blank by a duly authorized officer of the pledgor thereof or such certificate duly endorsed in blank for each such certificate evidencing a limited liability company interest.
Each "Issuer" referred to in the Pledge Agreement shall have delivered an acknowledgement and consent to such Pledge Agreement, executed by a duly authorized officer of such Issuer, in substantially the form appended to such
Pledge Agreement.

         (l) Actions to Perfect Liens. Evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC, necessary or, in the opinion of the Lender, desirable to perfect the Liens created by this Loan Agreement shall have been completed.

         (m) Lien Searches. The results of a recent search by a Person satisfactory to the Lender, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of each
NorthStar Party, and the results of such search shall be satisfactory to the
Lender.

         (n) Legal Opinion. Legal opinions of outside counsel to the Borrower and the Guarantors which shall cover such matters incident to the transactions contemplated by this Loan Agreement as the Lender may reasonably require.

         (o) Filings, Registrations, Recordings; Lien Searches. Any documents
(including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected, first priority security interest in the Collateral, subject to no Liens other than those created hereunder, for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first priority security interest;

         (p) Financial Statements. The financial statements referenced in
Section 6.03;

                                      -31-

         (q) Consents, Licenses, Approvals, etc. Copies certified by each of the
NorthStar Parties, as applicable, of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by such
NorthStar Party, of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect; and

         (r) Other Documents. Such other documents as the Lender may reasonably request.

         5.02 Initial and Subsequent Loans. The making of each Loan to the
Borrower (including the initial Loan) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

         (a) No Default. No Default or Event of Default shall have occurred and be continuing;

         (b) Representations and Warranties. Both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrower in Section 6 and Schedule 1 hereof, and elsewhere in each of the Loan Documents, shall be true, correct and complete in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Lender shall have received an officer's certificate from each of the NorthStar Parties signed by an applicable Responsible Officer thereof certifying as to the truth, accuracy and completeness of the above, which certificate shall specifically include a statement that such NorthStar Party, is in compliance with all governmental licenses and authorizations, statutory and regulatory requirements, and is qualified to do business and in good standing in all required jurisdictions only to the extent that the same would not reasonably be expected to cause a Material Adverse Change.

         (c) Borrowing Base. The aggregate outstanding principal amount of the
Loans shall not exceed the Borrowing Base; and

         (d) Fees and Expenses. The Lender shall have received all fees and expenses of counsel to the Lender as contemplated by Section 12.03(c), which amount, at the Lender's option, may be netted from any Loan advanced under this
Loan Agreement.

         (e) CDO Management Contracts. The Lender shall have received true and correct copies of all CDO Management Contracts currently in effect.

         Section 6. Representations and Warranties.

         The Borrower and each Guarantor, as applicable, represents and warrants to the Lender that throughout the term of this Loan Agreement:

                                      -32-

         6.01 Legal Name. On the Closing Date the exact legal name of the
Borrower is NorthStar Realty Finance Limited Partnership, and the Borrower has
not used any previous names, assumed names or trade names.

         6.02 Existence. Each of the NorthStar Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to cause a Material Adverse Change; and
(c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to cause a Material
Adverse Change.

         6.03 Financial Condition. The Borrower has heretofore furnished to the
Lender a copy of (a) the consolidated balance sheets of NRFC and its
Subsidiaries for the fiscal year of the Borrower ended December 31, 2004 and the related consolidated statements of income and retained earnings and of cash flows for NRFC and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of a nationally-recognized accounting firm and (b) the consolidated balance sheets of NRFC and its Subsidiaries for the quarterly fiscal period ended June 30, 2005 and the related consolidated statements of income and retained earnings and of cash flows for NRFC and its Subsidiaries for such quarterly fiscal period, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of NRFC and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with
GAAP applied on a consistent basis. Since June 30, 2005, there has been no
Material Adverse Change from that set forth in the financial statements delivered for the fiscal year of the Borrower ending on such date.

         6.04 Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting NRFC, the Borrower or any of the Borrower's Subsidiaries or affecting any of the
Property of any Subsidiary Guarantor before any Governmental Authority that (i)
questions or challenges the validity or enforceability of any of the Loan
Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $2,500,000, (iii) which, individually or in the aggregate, if adversely determined, could reasonably be likely to cause a Material Adverse Change, or
(iv) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder.

         6.05 No Breach. Neither (a) the execution and delivery of the Loan
Documents nor (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of any NorthStar Party, or any applicable law
(including, without limitation, Prescribed Laws), rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any

                                      -33-

Servicing Agreement or other material agreement or instrument to which any
NorthStar Party or any Subsidiary thereof is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to this Loan Agreement) upon any Property of any of the NorthStar Parties or any
Subsidiary thereof pursuant to the terms of any such agreement or instrument.

         6.06 Action. Each of the NorthStar Parties (other than CDO Holdings IV)
have all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents;
the execution, delivery and performance by such NorthStar Party of each of the
Loan Documents has been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by the applicable NorthStar Party, and constitutes a legal, valid and binding obligation of such NorthStar Party, as applicable, enforceable against such NorthStar Party, in accordance with its terms.

         6.07 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, any securities exchange or any other Person are necessary for the execution, delivery or performance by the applicable NorthStar Parties of the Loan Documents or for the
legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Loan Agreement and except for filings required by applicable Law.

         6.08 Margin Regulations. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation U or X.

         6.09 Taxes. The NorthStar Parties have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the NorthStar Parties in respect of taxes and other governmental charges are adequate.

         6.10 Investment Company Act. None of the NorthStar Parties, nor any
Subsidiary thereof is an "investment company", or a company "controlled" by an
"investment company," within the meaning of the Investment Company Act of 1940, as amended.

         6.11 Collateral; Collateral Security.

         (a) NSA has not assigned, pledged, or otherwise conveyed or encumbered the Collateral to any other Person, and immediately prior to the pledge of the
Collateral to the Lender, NSA was the sole owner of the Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the
Lender hereunder.

                                      -34-

         (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of NSA in, to and under the Collateral.

         (c) Upon the filing of financing statements on Form UCC naming the
Lender as "Secured Party" and NSA as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 2 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of NSA in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

         6.12 Chief Executive Office/Jurisdiction of Organization. On the
Closing Date, each NorthStar Party's chief executive office is, and during the four months immediately preceding July 1, 2001 such office has been, located at the address indicated in Schedule 6.12. On the Closing Date, each NorthStar
Party's jurisdiction of organization is as indicated in Schedule 6.12.

         6.13 Location of Books and Records. The location where the Borrower keeps its books and records is its chief executive office. The location where
NSA keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office. The location where NSA keeps its books and records, including all computer tapes and records relating to the Collateral in its chief executive office.

         6.14 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the
NorthStar Parties, to the Lender in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the NorthStar
Parties, to the Lender in connection with this Loan Agreement and the other Loan
Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections)
based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to any Responsible Officer of the
NorthStar Parties, after due inquiry, that could reasonably be expected to cause a Material Adverse Change that has not been disclosed herein, in the other Loan
Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

         6.15 Insurance. The Borrower and each Guarantor shall procure and maintain or shall cause to be procured and maintained, with respect to its properties and business operations, insurance covering the risks, in the amounts, with the deductible or other retention amounts which insurance meets the requirements of Section 7.12 hereof as of the date hereof and the Closing
Date.

                                      -35-

         6.16 ERISA. Each Plan to which the Borrower or its Subsidiaries make direct contributions, and, to the knowledge of the Borrower, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lender under Section 7.01(e) hereof or
ERISA. The Borrower has not established any employee benefit plans or other plans pursuant to ERISA, the Code or any other Federal or State Law.

         6.17 Subsidiaries.

         (a) Schedule 3(a) sets forth the name of each direct or indirect
Subsidiary of the Borrower.

         (b) Schedule 3(b) sets forth the name of each Subsidiary Guarantor and
CDO Holdings IV.

         6.18 Regulatory Status. The Borrower is not a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the
Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the
Board of Governors of the Federal Reserve System.

         6.19 Solvency. After giving effect to each Loan (i) the amount of the
"present fair saleable value" of the assets of the Borrower and its
Subsidiaries, taken as a whole, will, as of such date, exceed the amount of all
"liabilities of the Borrower and its Subsidiaries, taken as a whole, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of the Borrower and of its Subsidiaries, taken as a whole, will, as of such date, be greater than the amount that will be required to pay the liabilities of the
Borrower and its Subsidiaries, taken as a whole, on their respective debts as such debts become absolute and matured, (iii) neither the Borrower, nor its
Subsidiaries, taken as a whole, will have, as of such date, an unreasonably small amount of capital with which to conduct their respective businesses, and
(iv) the Borrower and its Subsidiaries, taken as a whole, will be able to pay their respective debts as they mature. For purposes of this Section, "debt"
means "liability on a claim", "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         6.20 Eligible Assets. Subject to Section 5.02 and Section 8(c), the
representations and warranties in Schedule 1(a) through (e) to this Loan
Agreement shall be incorporated as if fully set forth herein.

                                      -36-

         Section 7. Covenants.

         The Borrower and each Guarantor, as applicable, covenants and agrees with the Lender that, so long as any Loan is outstanding and until payment in full of all Obligations:

         7.01 Financial Statements. The Borrower shall deliver to the Lender:

         (a) as soon as available (to the extent available), and in any event not later than thirty (30) days after the end of each calendar month, the unaudited consolidated balance sheet of NRFC and its Subsidiaries as at the end of such month and the related unaudited consolidated statement of income and retained earnings and consolidated statement of equity of NRFC and its
Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of
NRFC, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of
NRFC and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

         (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of NRFC (or such other date pursuant to an extension made under applicable
SEC rules and regulations), the unaudited consolidated balance sheet of NRFC and its Subsidiaries as at the end of such period and the related unaudited consolidated statement of income and retained earnings, consolidated statement of cash flows and consolidated statement of equity for NRFC and its Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of NRFC, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of NRFC and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

         (c) as soon as available and in any event within ninety (90) days after the end of each fiscal year of NRFC (or such other date pursuant to an extension made under applicable SEC rules and regulations), the consolidated balance sheet of NRFC and its Subsidiaries as at the end of such fiscal year and the related consolidated statement of income and retained earnings, consolidated statement of cash flows and consolidated statement of equity for NRFC and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of NRFC and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or
Event of Default;

                                      -37-

         (d) from time to time such other information regarding the Eligible
Assets, the Borrowing Base, financial condition, operations, or business of NRFC and its Subsidiaries as the Lender may request, including, but not limited to, the following:

           (i) With respect to each Eligible Mezzanine Loan, Eligible B Note, or
     Eligible Commercial Real Estate Property:

               (A) With respect to each Eligible Mezzanine Loan or Eligible B
         Note only, within 30 days after each month end, a servicing remittance report (or the equivalent thereof);

               (B) to the extent required by any underlying loan documents and available to the Borrower, within 30 days after each month end, the unaudited monthly financial statements and rent rolls for each underlying mortgagor; and

               (C) to the extent required by any underlying loan documents and available to the Borrower, within 45 days after the last day of each fiscal quarter of each mortgagor and 90 days after the last day of each fiscal year of each mortgagor, unaudited certified quarterly financial statements and audited annual financial statements, respectively, of such mortgagor;

         (ii) With respect to each Eligible CMBS Security, within 30 days after each month end, a true and correct copy of a trustee report or equivalent thereof received by the Borrower;

         (iii) With respect to each Eligible CDO Security:

               (A) within 30 days after each month end, a true and correct copy of a trustee report or equivalent thereof received by the Borrower;

               (B) within 30 days after each fiscal quarter of the Borrower, a true and correct copy of a report detailing all dealer valuations received by the Borrower or the applicable NorthStar Party received by the Borrower; and

               (C) within 30 days after each fiscal quarter of the Borrower, a report detailing all internal valuations performed by the Borrower or the applicable NorthStar Party in determining the value of the Eligible
         CDO Security for their balance sheet; and

               (D) Borrower will use commercially reasonable efforts to cause the trustee of each respective Eligible CDO Security to grant to the
         Lender web access to such trustee's periodic reports with respect to such CDO Security.

         (e) as soon as reasonably possible, and in any event within thirty (30)
days after a Responsible Officer of the Borrower knows, or with respect to any
Plan or Multiemployer Plan to which the Borrower or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the

                                      -38-

Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

         (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event
     (provided that a failure to meet the minimum funding standard of Section
     412 of the Code or Section 302 of ERISA, including without limitation the failure to make on or before its due date a required installment under
     Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under
     Section 412(d) of the Code for any Plan;

         (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an
     ERISA Affiliate to terminate any Plan;

         (iii) the institution by PBGC of proceedings under Section 4042 of
     ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by
     PBGC with respect to such Multiemployer Plan;

         (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section
     4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the
     Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of
     ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

         (v) the institution of a proceeding by a fiduciary of any Multiemployer
     Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of
     ERISA, which proceeding is not dismissed within 30 days; and

         (vi) the adoption of an amendment to any Plan that would result in the loss of tax-exempt status of the Plan and trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to provide timely security to such Plan if and as required by the provisions of Section 401(a)(29) of the Code or Section 307 of ERISA.

         (f) promptly following (i) the date any Subsidiary becomes a Subsidiary
Guarantor, a revised Schedule 3(b), or (ii) any applicable SEC filing following a material change of ownership, an updated Schedule 3(a).

         (g) promptly following the Borrower, any Guarantor or CDO Holdings IV obtaining knowledge of any event which, if such event had occurred and was continuing both

                                      -39-

immediately prior to the making of any Loan and after giving effect thereto, would cause any of the representations in Schedule 1(a) through (e) to be non-compliant with Section 5.02(b), all information actually known by the
Borrower, such Guarantor or CDO Holdings IV relating to such event.

The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, (i) a certificate of a Responsible Officer of the Borrower stating that, to the best of such
Responsible Officer's knowledge, the Borrower during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Loan Agreement and the other Loan
Documents to be observed, performed or satisfied by it, and that such
Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrower has taken or proposes to take with respect thereto) and (ii) a Compliance Certificate showing in detail the calculations supporting such Responsible Officer's certification of the NRFC's compliance with the requirements of Sections 7.18 through 7.21.

         7.02 Payment of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

         7.03 Litigation. The Borrower will promptly, and in any event within five days after service of process on any of the following, give to the Lender notice of all litigation, actions, suits, arbitrations, investigations
(including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting the Borrower or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $2,500,000, (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to cause a Material Adverse Change, or (iii) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act and any rules thereunder.

         7.04 Purpose of Loans. The Borrower shall use the proceeds of the Loans for the general corporate purposes of the Borrower and its Subsidiaries including, acquisitions of commercial real estate properties, subordinate real estate mortgages, CMBS bonds and other debt instruments collateralized by commercial real estate properties, working capital, the repayment of other
Indebtedness and obligations of the Borrower and its Subsidiaries and other lawful corporate purposes of the Borrower and its Subsidiaries; provided, that the Loans shall not be used for (i) the making of distributions or dividends permitted to be made pursuant to Section 7.17 and (ii) the purchase or acquisition, or as collateral related to the purchase or acquisition, by or at the request of the Borrower or any Subsidiary or Affiliate of the Borrower of
securities or other assets issued or owned by Banc of America Securities LLC or any of its Affiliates except Bank of America, N.A. and its subsidiaries.

                                      -40-

         7.05 Changes to Accounting and Reporting Practices. Each of NRFC, the
Borrower and its Subsidiaries shall not change its accounting and reporting practices in connection with the delivery of the financial statements and other documents and information pursuant to Section 7.01 unless required by applicable law or GAAP.

         7.06 Required Filings. NRFC shall promptly provide the Lender with copies of all documents which NRFC or any Affiliate of NRFC is required to file with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder.

         7.07 Environmental Laws. The Borrower shall, and shall cause its
Subsidiaries to:

         (a) comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to cause a
Material Adverse Change.

         (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under
Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental
Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to cause a Material Adverse Change.

         7.08 Existence, etc. (a) each of the Borrower, the Guarantors and CDO
Holdings IV shall preserve and maintain (i) its legal existence and (ii) all of its material rights, privileges, licenses and franchises except as could not be reasonably expected to have a Material Adverse Change (provided that nothing in this Section 7.09(a) shall prohibit any transaction expressly permitted under
Section 7.04 hereof);

         (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, Prescribed Laws, all environmental laws, all laws with respect to unfair and deceptive lending practices and Predatory Lending Practices) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to cause a Material Adverse Change;

         (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

         (d) not move its chief executive office from the address referred to in
Section 6.12 or change its jurisdiction of organization from the jurisdiction referred to in Section 6.12 unless it shall have provided the Lender 30 days'
prior written notice of such change;

         (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment

                                      -41-

of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in conformance with GAAP; and

         (f) permit representatives of the Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.

         7.09 Prohibition of Fundamental Changes. Each of the Borrower, the
Guarantors and CDO Holdings IV shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that each of the NorthStar Parties may merge or consolidate with (a) any wholly owned subsidiary thereof, or (b) any other
Person if the applicable NorthStar Party is the surviving corporation; and
provided further, that if after giving effect thereto, no Default would exist hereunder.

         7.10 Subsidiary Guarantors. The Borrower shall cause each Subsidiary that becomes a Subsidiary Guarantor to execute a guarantee supplement to this
Loan Agreement in the form of Annex I hereto, and such Subsidiary shall thereupon become a Guarantor for all purposes under the Loan Documents, including, without limitation, Section 11 of this Loan Agreement. The Lender shall be entitled to receive legal opinions of one or more counsel to such
Subsidiary Guarantor addressing such matters as the Lender or its counsel may reasonably request, including, without limitation, the enforceability of the guaranty.

         7.11 Notices. Each of the Borrower, the Guarantors and CDO Holdings IV
shall give notice to the Lender:

         (a) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

         (b) promptly upon receipt of notice or knowledge of (i) any default related to any Collateral, (ii) any Lien or security interest (other than security interests created hereby or by the other Loan Documents) on, or claim asserted against, any of the Collateral or (iii) any event or change in circumstances which could reasonably be expected to cause a Material Adverse
Change.

         (c) promptly upon any material adverse change in the Market Value of any or all of the Eligible Assets included in the Borrowing Base.

         (d) promptly upon notice or knowledge of the occurrence of any event
(other than a Reportable Event) described in Section 8(n) hereof without regard to its materiality.

         (e) promptly upon the occurrence of a default for which written notice has been delivered under the applicable Eligible Asset Document relating to an
Eligible Asset.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower, the Guarantor or CDO
Holdings IV, as applicable, setting

                                      -42-

forth details of the occurrence referred to therein and stating what action the
Borrower has taken or proposes to take with respect thereto.

         7.12 Maintenance of Property; Insurance. The Borrower shall, and shall cause its Subsidiaries or tenants to, keep all property useful and necessary in its business to be kept in good working order and condition; and shall maintain or cause to be maintained insurance on its asset and property with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business and furnish to the
Lender, upon written request, full information as to the insurance carried. The
Borrower and NSA shall maintain director's or officer's liability insurance policy.

         7.13 Transactions with Affiliates. The Borrower will not enter into any transaction, including without limitation any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) in the ordinary course of the Borrower's business and (b)
upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an
Affiliate, or make a payment that is not otherwise permitted by this Section
7.13 to any Affiliate.

         7.14 Limitation on Indebtedness.(a) The Borrower and NRFC shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any unsecured Indebtedness senior or parri passu (in respect of preference, right or order of payment or lien priority) to the Indebtedness outstanding under this Loan Agreement other than:

         (a) Indebtedness existing as of the Closing Date which is identified in
Schedule 7.14 to this Loan Agreement, and any refinancing, amendment, modification or extension of such Indebtedness; provided, that, (x) the total available amount of such Indebtedness or, in the case of Guarantees, the guaranteed amount thereof, is not increased, (y) the maturity date thereof is not shortened, and (z) the material terms thereof are not materially more onerous on the Borrower or the applicable Gurantor than the terms contained in the Indebtedness being refinanced;

         (b) unsecured Indebtedness of any Guarantor owing to the Borrower or any other Guarantor:

         (i) which Indebtedness shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash
     (provided, that only the amount repaid in part shall be discharged); and

         (ii) to the extent such Indebtedness is payable to the Borrower or a
     Guarantor and evidenced by one or more promissory notes, any such promissory notes shall be delivered in pledge to the Lender pursuant to a
     Loan document;

         (c) unsecured Indebtedness of the Borrower owing to any Person that is not Subsidiary Guarantors and that has previously executed and delivered to the
Lender the Subordination Agreement; or

         (d) Indebtedness in respect of any commercial real estate property.

                                      -43-

         7.15 Limitation on Liens.

         (a) NSA shall defend the Eligible Assets and the Collateral against, and shall take such other action as is necessary to remove, any Lien, security interest or claim on or to the Eligible Assets and the Collateral (other than the security interests created under this Loan Agreement and the Pledge
Agreement), and NSA shall defend the right, title and interest of the Lenders in and to any of the Collateral against the claims and demands of all persons whomsoever.

         (b) The Borrower and NRFC shall not, and shall not permit any
Subsidiary Guarantor or CDO Holdings IV to, create, incur, assume or permit to exist any Lien on any Eligible Asset included in the Borrowing Base pursuant to
Section 2.03(d) other than Liens permitted pursuant to Section 7.15(c).

         (c) The Borrower shall not, and shall permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any Eligible Commercial
Real Estate Property included in the Borrowing Base pursuant to Section 2.03(d)
other than as follows:

         (i) Liens existing on the Closing Date which are identified in Schedule
     7.15 to this Loan Agreement;

         (ii) Liens in favor of carriers, warehousemen, mechanics, materialmen, lessors of personal property, tenants and landlords granted or arising in the ordinary course of business or as a matter of law for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (iii) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits;

         (iv) judgment Liens which do not otherwise result in an Event of
     Default under Section 8 of this Loan Agreement;

         (v) easements, rights of way and zoning restrictions;

         (vi) Liens for Taxes not yet due or payable that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;
     and

         (vii) Liens securing Eligible Commercial Real Estate Property
     Indebtedness.

         7.16 Limitation on Distributions. After the occurrence and during the continuation of any Default, the Borrower shall not declare any dividends upon any shares of the Borrower's stock now or hereafter outstanding, except dividends payable in the capital stock of the Borrower, nor shall the Borrower set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of the Borrower, whether now or hereafter outstanding, or make any other distribution in

                                      -44-

respect of any of the foregoing or to any shareholder or equity owner of the
Borrower, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of the Borrower's consolidated Subsidiaries, provided that, subject to Section 7.04, the Borrower shall be permitted to make distributions to maintain NRFC's status as a REIT.

         7.17 Maintenance of Tangible Net Worth. NRFC shall not permit Tangible
Net Worth at the end of each fiscal quarter of NFRC to be less than the sum of
(i) $125,000,000, plus, (ii) an amount equal to 75% of the Net Cash Proceeds.

         7.18 Maintenance of Ratio of Total Indebtedness to Tangible Net Worth.
NRFC shall not permit the ratio of Total Indebtedness to Tangible Net Worth (the
"Tangible Net Worth Ratio") at the end of each fiscal quarter of NFRC to be greater than 3.5:1.0.

         7.19 Minimum DSCR. NRFC shall not permit DSCR at the end of each fiscal quarter of NFRC to be less than 1.5:1.0.

         7.20 Maintenance of Liquidity. NRFC shall ensure that, as of the end of each fiscal quarter of NRFC, it has unencumbered (other than pursuant to this
Loan Agreement) cash or Cash Equivalents in an amount of not less than the greater of (a) $12,000,000 in the event the Tangible Net Worth Ratio is greater than 2.0:1.0, (b) $6,000,000 in the event the Tangible Net Worth Ratio is greater 1.0:1.0 and less than, or equal to, 2.0:1.0, and (c) $4,000,000 in the event the Tangible Net Worth Ratio is less than or equal to 1.0:1.0; provided, that NRFC shall have at all times unencumbered (other than pursuant to this Loan
Agreement) cash or Cash Equivalents in an amount not less than $4,000,000.

         Section 8. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

         (a) the Borrower shall default in the payment of (i) any principal of or interest on (other than as provided in clause (ii) below) any Loan when due
(whether at stated maturity, upon acceleration or at mandatory or optional prepayment), or (ii) any interest on any Loan when due (whether at stated
maturity, upon acceleration or at mandatory or optional prepayment) and, in respect of a failure to pay interest which does not exceed more than (2)
Business Days in the aggregate per annum, such default shall continue for a period of one (1) Business Day.

         (b) the Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Lender of such default, and such default shall have continued unremedied for five Business Days; or

         (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrower or Guarantor or any certificate furnished to the Lender pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Borrowing Base Value of the Eligible Assets; unless (i) the Borrower or
Guarantor shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and

                                      -45-

warranties have been determined by the Lender in its sole discretion to be materially false or misleading on a regular basis); or

         (d) the Borrower or any Guarantor, as applicable, shall fail (i) to comply with the requirements of Section 7.01(a), (b) and (c), Section 7.04,
Section 7.08(a)(i), Sections 7.13 through 7.20 hereof; (ii) to comply with the requirements of Section 7.01(e), and Section 7.09, and such default shall continue unremedied for five (5) days, (iii) to comply with the requirements of
Section 7.02, Section 7.03, Section 7.05 through Section 7.07, Section
7.08(a)(ii), (b), (c), (d), (e), and (f), and Section 7.10 and Section 7.11 and
such default shall continue unremedied for a period of fifteen (15) days; and
(iv) to observe or perform any other covenant or agreement contained in this
Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of thirty (30) days unless such cure is susceptible to cure but cannot be cured with diligent efforts within such thirty
(30) day period and Borrower or Guarantor commences such cure within such thirty
(30) day period and diligently and continuously prosecutes such cure and completes such cure not later than thirty days after the expiration of such thirty (30) day period as determined by the Lender in its sole discretion; or

         (e) a final judgment or judgments for the payment of money in excess of
$5,000,000 in the aggregate shall be rendered against any NorthStar Party by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof, and such NorthStar Party shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (f) the Borrower or NRFC shall admit in writing its inability to pay its debts as such debts become due; or

         (g) the Borrower or NRFC shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors,
(iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

         (h) a proceeding or case shall be commenced, without the application or consent of the Borrower or NRFC, in any court of competent jurisdiction, seeking
(i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or NRFC or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or NRFC under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement

                                      -46-

or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Borrower or NRFC shall be entered in an involuntary case under the
Bankruptcy Code; or

         (i) any Loan Document shall for whatever reason be terminated or cease to be in full force and effect (other than through payment in full in cash of the Obligations and without reinstatement of such Obligations), or the enforceability thereof shall be contested by the Borrower or NRFC; or

         (j) (i) in the case of BOA Indebtedness only, any NorthStar Party, or
(ii) in the case of all other Indebtedness, the Borrower or NRFC, shall be in default under any note, indenture, loan agreement, guaranty, swap agreement or any other contract to which it is a party, which default (x) involves the failure to pay a matured obligation in excess of $10,000,000, or (y) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract; or

         (k) any Materially Adverse Change shall occur; or

         (l) NRFC shall fail to maintain its status as a REIT; or

         (m) a Change of Control has occurred; or

         (n) (1) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code)
involving any Plan, (2) any "accumulated funding deficiency" (as defined in
Section 302 of ERISA), whether or not waived, shall exist with respect to any
Plan, (3) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten (10) days after notice of such Reportable Event pursuant to
Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten (10) days after commencement thereof, as the case may be,
(4) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
(5) any withdrawal liability to a Multiemployer Plan shall be incurred by any
Borrower or any of its Subsidiaries or (6) any other event or condition shall occur or exist; and in each case in clauses (1) through (6) above, such event of condition, together with all other such events or conditions, if any, is likely to subject such Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of such Borrower or any of its
Subsidiaries.

         Section 9. Remedies Upon Default.

         (a) An Event of Default shall be deemed to be continuing unless expressly waived by the Lender in writing. Upon the occurrence and during the continuance of one or

                                      -47-

more Events of Default hereunder, the Lender's obligation to make additional
Loans to the Borrower shall automatically terminate without further action by any Person. Upon the occurrence and during the continuance of one or more Events of Default other than those referred to in Section 8(g) or (h), the Lender may immediately declare the principal amount of the Loans then outstanding under the
Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Loan Agreement. Upon the occurrence and during the continuance of an Event of Default referred to in Sections 8(g) or
(h), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the
Borrower.

         (b) Upon the occurrence and during the continuance of one or more
Events of Default, the Lender shall have the right to obtain physical possession of the servicing records and all other files of the Borrower relating to the
Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Lender such assignments as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Loan Agreement.

         Section 10. No Duty of Lender.

         The powers conferred on the Lender hereunder are solely to protect the
Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

         Section 11. Guarantee.

         11.01 General

         (a) The Guarantors hereby, unconditionally and irrevocably, guarantee to the Lenders, and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of all
Obligations of such Borrowers under this Loan Agreement, the Notes and the other
Loan Documents (the "Guaranteed Obligations"). This is a guaranty of payment and not of collection. The liability of the Guarantor hereunder shall be direct and immediate and not conditional or contingent upon the occurrence of any event.

         (b) The Guarantors further agree to pay any and all expenses
(including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the
Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantors hereunder. Such agreement shall remain in full force and

                                      -48-

effect until all of the Guaranteed Obligations are paid in full and the
Termination Date shall have occurred, notwithstanding that from time to time prior thereto the Borrowers may be free from any Guaranteed Obligations.

         (c) No payment or payments made by the Borrower, a Guarantor, or any other Person or received or collected by the Lender from any Borrower, a
Guarantor, or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors hereunder and the Guarantors shall, notwithstanding any such payment or payments remain liable for the Guaranteed Obligations up to the maximum liability of the
Guarantors hereunder until all of the Guaranteed Obligations are paid in full and this Loan Agreement shall have expired or been terminated.

         (d) The Guarantors agree that whenever, at any time, or from time to time, it shall make any payment to the Lender on account of its liability hereunder, it will notify the Lender in writing that such payment is made under this Loan Agreement for such purpose.

         11.02 No Subrogation. Notwithstanding any payment or payments made by the Guarantors hereunder or any set-off or application of funds of the
Guarantors by the Lender, the Guarantors shall not be entitled to be subrogated to any of the rights of the Lender against the Borrower or any other guarantor or any collateral security or guarantee or right of offset held by the Lender for the payment of the Guaranteed Obligations, nor shall the Guarantors seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Guarantors hereunder until all amounts owing to the Lenders by the Borrower on account of the Guaranteed
Obligations are paid in full and this Loan Agreement shall have expired or been terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Lender, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Lender in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Lender, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Lender may determine.

         11.03 Amendments, etc. with respect to the Guaranteed Obligations;
Waiver of Rights. The Guarantors shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantors and without notice to or further assent by the Guarantors, any demand for payment of any of the Guaranteed Obligations made by the Lender may be rescinded by such party and any of the Guaranteed Obligations continued, and the
Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and this Loan Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or

                                      -49-

released. The Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed
Obligations or for this Loan Agreement or any property subject thereto. When making any demand hereunder against the Guarantors, the Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Lender to make any such demand or to collect any payments from the Borrower or other guarantor or any release of the Borrower or other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender against the Guarantor.
For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         11.04 Guarantee Absolute and Unconditional. The Guarantors waive any and all notice of the creation, renewal, extension or accrual of any of the
Guaranteed Obligations and notice of or proof of reliance by the Lender upon the provisions of this Section or acceptance of this Loan Agreement; the Guaranteed
Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Loan Agreement; and all dealings between the Borrower and the
Guarantors, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this
Loan Agreement. The Guarantors waive diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or other guarantor with respect to the Guaranteed Obligations. The Guarantor understands and agrees that the provisions of this Section shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of this Loan Agreement or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the
Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the
Guaranteed Obligations, or of any Guarantor, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantors of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against the Guarantor. The provisions of this
Section shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and each of their successors and assigns, and shall inure to be benefit of the Lender, and its successors, endorsees, transferees and assigns, until all of the Guaranteed Obligations and the obligations of the Guarantors hereunder shall have been satisfied by payment in full and the Termination Date shall have occurred, notwithstanding that from time to time prior thereto the Borrower may be free from any Guaranteed
Obligations.

                                      -50-

         11.05 Reinstatement. The guarantee provisions of this Section shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Guarantor or the
Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Guarantor or the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

         Section 12. Miscellaneous.

         12.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any
Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         12.02 Notices. Except as otherwise expressly permitted by this Loan
Agreement, all notices, requests and other communications provided for herein
(including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing
(including without limitation by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party provided, that a copy of all notices given under Section 7.01 shall simultaneously be delivered to Bank of America, 214 North Tryon Street, Hearst Tower, 22nd Floor, Charlotte,
North Carolina 28555, NC1-027-22-04; Attention: Angela E. Dugick, Facsimile
Number: (704) 386-1094, Telephone: (704) 388-3372 and a copy to Paul, Hastings,
Janofsky & Walker LLP, 75 E. 55th St., New York, New York 10022, Attention:
Robert J. Grados, Esq., Telephone: (212) 318-6923, Facsimile Number: (212)
230-7830. Except as otherwise provided in this Loan Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         12.03 Indemnification and Expenses.

         (a) The Borrower agrees to hold the Lender, and its Affiliates and their officers, directors, employees, agents and advisors (each an "Indemnified
Party") harmless from and indemnify any Indemnified Party against all actual out-of-pocket costs, expenses, liabilities, losses, damages and judgments of any kind which may be imposed on, incurred by or assessed against such Indemnified
Party (collectively, the "Costs") relating to or arising out of this Loan
Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party's gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Borrower agrees to hold any Indemnified Party harmless from and indemnify

                                      -51-

such Indemnified Party against all Costs with respect to all Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation laws with respect to unfair or deceptive lending practices and Predatory Lending
Practices, the Truth in Lending Act and/or the Real Estate Settlement Procedures
Act, that, in each case, results from anything other than such Indemnified
Party's gross negligence or willful misconduct. Each Indemnified Party agrees that it (i) will promptly notify the Borrower of any claim, action or suit asserted or commenced against it, and (ii) that the Borrower, with the written consent of the Lender, may assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party at the Borrower's sole expense, (iii)
that such Indemnified Party will cooperate with the Borrower on such defense, and (iv) that such Indemnified Party will not settle any such claim, action or suit without the consent of the Borrower; provided, however, that in the event such Indemnified Party is not reasonably satisfied with such defense, such
Indemnified Party may assume such defense with counsel satisfactory to such
Indemnified Party at the Borrower's sole expense. Notwithstanding the foregoing, the Borrower shall not be liable to any Indemnified Party for any claim (i)
arising from lawsuits relating to claims of any Indemnified Party against any other Indemnified Party or (ii) arising from disputes among the Indemnified
Parties regarding the allocation among any of such Persons of any payment properly made by the Borrower in accordance with the Loan Documents.

         (b) The Borrower also agrees to reimburse an Indemnified Party for all such Indemnified Party's actual costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel as and when billed by such Indemnified Party. The
Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrower under the Note is a recourse obligation of the Borrower and each Guarantor.

         (c) The Borrower agrees to pay as and when billed by the Lender all of the actual out-of-pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan
Document or any other documents prepared in connection herewith or therewith.
The Borrower agrees to pay as and when billed by the Lender all of the actual out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation (i) all the fees, disbursements and expenses of counsel to the Lender (including the allocated costs of internal counsel) and (iii) all the due diligence, inspection, testing and review costs and expenses incurred by the
Lender with respect to Collateral under this Loan Agreement, including, but not limited to, those costs and expenses incurred by the Lender pursuant to Sections
12.03(a), 12.14 and 12.15 hereof.

         12.04 Amendments. Except as otherwise expressly provided in this Loan
Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender and any provision of this Loan Agreement (other than obligations of the Lender) may be waived by the Lender.

                                      -52-

         12.05 Assignments and Participations. (a) The Lender may assign to one or more Persons all or a portion of its rights and obligations under this Loan
Agreement with written notification to the Borrower within a reasonable time thereafter; provided, that the parties to each such assignment shall execute and deliver an assignment and acceptance, in form and substance acceptable to the
Lender, along with replacement Notes executed and delivered by the Borrower;
provided, further, that, (x) the Lender shall, upon the effective date of such assignment, act as the sole agent on behalf of the new lenders and shall continue to deal directly with the Borrower in its capacity as agent, and (y)
the Lender shall be responsible for all costs and expenses incurred by the
Lender in connection with such assignment.

         (b) Upon such execution and delivery, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of the Lender hereunder, and (ii) the Lender assignor thereunder shall, to the extent that any rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Loan Agreement.

         (c) The Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Loan Agreement with notification to the Borrower; provided, however, that (i) the Lender's obligations under this Loan Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Lender shall remain the holder of any such Note for all purposes of this Loan Agreement, and (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under and in respect of this Loan Agreement and the other Loan
Documents. Notwithstanding the terms of Section 3.03, each participant of the
Lender shall be entitled to the additional compensation and other rights and protections afforded the Lender under Section 3.03 to the same extent as the
Lender would have been entitled to receive them with respect to the participation sold to such participant.

         (d) The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.05, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to the Borrower or any of its Subsidiaries or to any aspect of the Loans that has been furnished to the Lender by or on behalf of the Borrower or any of its Subsidiaries.

         (e) The Lender may at any time create a security interest in all or any portion of its rights under this Loan Agreement (including, without limitation, the Loans owing to it and the Note held by it) in favor of any other Person
(including the Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System issued by such Federal Reserve Bank).
No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, Lender may assign all or any portion of its rights and obligations hereunder to any Person, provided that upon the effective date of such assignment

                                      -53-

such Person shall become a party hereto and a Lender hereunder and shall be (i)
entitled to all the rights, benefits and privileges accorded Lender under the
Loan Documents, and (ii) subject to all the duties and obligations of Lender under the Loan Documents.

         12.06 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12.07 Survival. The obligations of the Borrower under Sections 3.03 and
11.03 hereof shall survive the repayment of the Loans and the termination of this Loan Agreement. In addition, each representation and warranty made or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

         12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

         12.09 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart. 12.10 Loan Agreement Constitutes Security
Agreement; Governing Law. This Loan Agreement shall be governed by New York law without reference to choice of law doctrine (other than Section 5-1401 of the
New York General Obligations Law), and shall constitute a security agreement within the meaning of the New York Uniform Commercial Code.

         12.11 Submission To Jurisdiction; Waivers. The Borrower and each
Guarantor hereby irrevocably and unconditionally:

               (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR
         PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN
         DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN
         RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE
         COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED
         STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE
         COURTS FROM ANY THEREOF;

               (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN
         SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION
         THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR
         PROCEEDING IN ANY SUCH COURT OR THAT SUCH

                                      -54-

         ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES
         NOT TO PLEAD OR CLAIM THE SAME;

               (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR
         PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR
         CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE
         PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH
         OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

               (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT
         SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT
         THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         12.12 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, EACH GUARANTOR AND
THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING
ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR
THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         12.13 Acknowledgments. The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents;

         (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

         (c) no joint venture exists between the Lender and the Borrower.

         12.14 Collateral Manager.

         (a) The Borrower, each Subsidiary Guarantor and the Collateral Manager covenant, and the Borrower covenants to cause CDO Holdings IV, to maintain, cause to be maintained (or cause to direct the Collateral Manager to maintain)
the Eligible Assets in material compliance with any applicable loan documents
(and other material related documents and instruments) for each Underlying Asset such that no material default or event of default by the Borrower, such
Subsidiary Guarantor, CDO Holdings IV or the Collateral Manager results thereunder.

         (b) The Borrower shall use commercially reasonable efforts to cause the
Collateral Manager, and the Collateral Manager shall use commercially reasonable efforts, to provide a Collateral Manager Notice and Agreement to the Lender
substantially in the form of Exhibit D hereto (a "Collateral Manager Notice and
Agreement") and shall cause any Collateral Manager to acknowledge and agree to the same. Any Collateral Manager (other than NSA or

                                      -55-

any Collateral Manager appointed pursuant to a right of a third party (other than NSA or any of its affiliates) under an applicable loan document relating to an Underlying Asset) shall be approved in writing by the Lender (such approval not to be unreasonably withheld or delayed) and shall acknowledge and agree to a
Collateral Manager Notice and Agreement prior to such successor's assumption of collateral management obligations with respect to the Eligible Assets.

         (c) The Borrower shall permit, or cause the Collateral Manager which is an Affiliate of Borrower to permit the Lender from time to time (i) prior to the occurrence and continuance of an Event of Default, during normal business hours and upon reasonable (but no less than three (3) Business Days) prior notice, and
(ii) and after the occurrence and continuance of an Event of Default, at any time and without notice, to inspect such Collateral Manager's facilities.

         12.15 Periodic Due Diligence Review.

         (a) Eligible Assets. The Borrower and each Guarantor acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Eligible Assets and the manner in which they were originated, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Borrower and the Guarantors agree that, unless a Default has occurred (in which case no notice is required), upon reasonable (but no less than three (3) Business Days) prior notice to the
Borrower, a Guarantor or CDO Holdings IV, as applicable, the Lender or its authorized representatives will be permitted during normal business hours to (i)
examine, inspect, and make copies and extracts of, any and all Eligible Asset
Documents in the possession or under the control of the Borrower, the
Guarantors, CDO Holdings IV and/or any of their Subsidiaries and (ii) examine and inspect any Eligible Commercial Real Estate Properties and/or Underlying
Assets. The Borrower or Guarantor, as applicable, also shall make available, and the Borrower shall cause CDO Holdings IV to make available, to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Eligible Asset Documents and the Eligible Assets.
Without limiting the generality of the foregoing, the Borrower and Guarantors acknowledge that the Lender may make Loans to the Borrower based solely upon the
Borrowing Base Certificate and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the
Eligible Assets.

         (b) Borrower/Guarantor. The Borrower and each Guarantor acknowledges that the Lender has the right to perform periodic due diligence reviews of the
Borrower's, each Guarantor's and CDO Holdings IV's operations, including, but not limited to, a review of (1) the financial condition of the Borrower, each
Guarantor and CDO Holdings IV, (2) loan origination and servicing guidelines, and (3) other corporate due diligence matters at the discretion of the Lender.
In connection therewith, the Borrower and each Guarantor agrees that upon reasonable (but no less than three (3) Business Days) prior notice to the
Borrower, each Guarantor and CDO Holdings IV (provided, that if a Default has occurred and is continuing, no such notice shall be required), the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of all documents, records, agreements, instruments or information relating to the Borrower, each Guarantor and CDO Holdings IV which are in possession or under the control of the
Borrower, each Guarantor and CDO Holdings

                                      -56-

IV, as the Lender may reasonably request. The Borrower, each Guarantor and CDO
Holdings IV shall also make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the financial condition of the Borrower, each Guarantor or CDO Holdings IV, as applicable, and make available to the Lender an officer of the Borrower, the corresponding Guarantor or CDO Holdings IV, as applicable, for the purpose of answering questions respecting other corporate due diligence matters.

         (c) Fees and Expenses. The Borrower further agrees that the Borrower shall reimburse the Lender for any and all actual, out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's activities pursuant to this Section 12.15 as and when billed by the Lender; provided that, prior to an Event of Default, such cost and expenses shall not exceed $50,000 per annum.

         12.16 Treatment of Certain Information. Notwithstanding anything to the contrary contained herein or in any other Loan Document, all Persons may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of the Loans or any of the transactions contemplated by this Loan Agreement or any other Loan Document (collectively, the
"Transactions"), any fact relevant to understanding the federal tax treatment of the Transactions and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment.

         12.17 Confidentiality. Each party to this Loan Agreement agrees that it will not use, either directly or indirectly, any of the Confidential Information except in connection with this Loan Agreement and the transactions contemplated hereby. Each party to this Loan Agreement shall not disclose to any Person the
Confidential Information, except

         (a) to its and its affiliates' directors, officers, employees and agents, including accountants, legal counsel and other professional advisors who need to know the Confidential Information for purposes related to this Loan
Agreement, any Loan Document, any transactions contemplated thereby or reasonably incidental to the administration of this Loan Agreement or any other
Loan (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and such party shall cause such Persons to keep such Confidential Information confidential in accordance with the provisions of this Section),

         (b) to the extent requested by any regulatory authority having jurisdiction over it or its affiliates,

         (c) to the extent required by applicable law, regulations or by any subpoena or similar legal process, provided the disclosing party will give prior written notice of such pending disclosure to the non-disclosing party and will cooperate with the non-disclosing party in obtaining a protection order at the sole expense of the non-disclosing party,

         (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this agreement or the enforcement of rights hereunder,

         (e) subject to an agreement containing provisions the same as those of this Section, mutatis mutantis, running to the benefit of the non-disclosing parties, to (i) any assignee

                                      -57-

of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or the Guarantors and its obligations,

         (f) with the prior written consent of the Lender, Borrower, NSA or
NRFC, as applicable, or

         (g) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the other party on a nonconfidential basis from a source other than the Lender, the Borrower, NSA, NRFC, as applicable, not in contravention of any other confidentiality agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                      -58-

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER
--------

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

By: /s/ Mark E. Chertok
    --------------------------------------
    Name: Mark E. Chertok
    Title: Chief Financial Officer & Treasurer

Address for Notices:
--------------------

c/o NorthStar Realty Finance Corp.
527 Madison Avenue
New York, New York 10022
Attention: Mark E. Chertok / Richard McCready / Daniel R. Gilbert
Telecopier No.: (212) 208-2651/(212) 319-4558
Telephone No.: (212) 319-2618/(212) 319-2623/(212) 319-3679

          Master Loan, Guarantee and Security Agreement Signature Page

GUARANTOR
---------

NORTHSTAR REALTY FINANCE CORP.

By: /s/ Mark E. Chertok
    --------------------------------------
    Name: Mark E. Chertok
    Title: Chief Financial Officer & Treasurer

Address for Notices:

c/o Northstar Realty Finance Corp.
-------------------------------
527 Madison Avenue
New York, NY 10022
-------------------------------
Attention: Mark E. Chertok / Richard McCready / Daniel R. Gilbert
Telecopier No.: (212) 208-2651/(212) 319-4558
Telephone No.: (212) 319-2618/(212) 319-2623/(212) 319-3679

GUARANTOR
---------

NS ADVISORS LLC

By: /s/ Mark E. Chertok
    --------------------------------------
    Name: Mark E. Chertok
    Title: Chief Financial Officer & Treasurer

Address for Notices:
--------------------

c/o Northstar Realty Finance Corp.
-------------------------------
527 Madison Avenue
New York, NY 10022
-------------------------------
Attention: Mark E. Chertok / Richard McCready / Daniel R. Gilbert
Telecopier No.: (212) 208-2651/(212) 319-4558
Telephone No.: (212) 319-2618/(212) 319-2623/(212) 319-3679

          Master Loan, Guarantee and Security Agreement Signature Page

COLLATERAL MANAGER
------------------

NS ADVISORS LLC

By: Richard L. McCready
    --------------------------------------
    Name: Richard L. McCready
    Title: General Counsel

Address for Notices:
--------------------

c/o Northstar Realty Finance Corp.
-------------------------------
527 Madison Avenue
New York, NY 10022
-------------------------------
Attention: Mark E. Chertok / Richard McCready / Daniel R. Gilbert
Telecopier No.: (212) 208-2651/(212) 319-4558
Telephone No.: (212) 319-2618/(212) 319-2623/(212) 319-3679

LENDER
------

BANK OF AMERICA, N.A.

By: Angela E. Dugick
    --------------------------------------
    Name: Angela E. Dugick
    Title: Senior Vice President

Address for Notices:
--------------------

214 North Tryon Street, 22nd Floor
Charlotte, North Carolina 28555
Attention:  Angela E. Dugick
Telecopier No.: (704) 386-1094
Telephone No.:  (704) 388-3372

with a copy to:

-------------------------------

-------------------------------

          Master Loan, Guarantee and Security Agreement Signature Page

                                                                      SCHEDULE 1

                         REPRESENTATIONS AND WARRANTIES

                                [TO BE PROVIDED]

                                                                       EXHIBIT A
                                                                       ---------

                            [FORM OF PROMISSORY NOTE]

                                      A-1

                                                                       EXHIBIT B
                                                                       ---------

                         [FORM OF REQUEST FOR BORROWING]

                                      B-1

                          FORM OF OFFICER'S CERTIFICATE

         (x) The undersigned hereby certifies to the Lender on behalf of the
Borrower, as of the requested Funding Date, that:

         (a) no Default or Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such Loan as a result of such Loan;

         (b) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects on and as of such date as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

         (c) the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions.

Responsible Officer Certification:

By:
     -----------------------------------
     Name:
     Title:

                                                                       EXHIBIT C

                           [FORM OF PLEDGE AGREEMENT]

                               [SEPARATE DOCUMENT]

                                      C-1